                   PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                              (Amendment No. 1)


Filed by the Registrant                            /x/
Filed by a Party other than the Registrant         / /

      Check the appropriate box:

/x/   Preliminary Proxy Statement
/ /   Definitive Proxy Statement
/ /   Definitive Additional Materials
/ /   Soliciting Material Pursuant to Section 240.14(a)-11(c) or Section
      240.14a-12

                            Uranium Resources, Inc.
________________________________________________________________________________
                (Name of Registrant as Specified in Its Charter)

________________________________________________________________________________
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/ /   $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1) or 14a-6(i)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)   Title of each class of securities to which transaction applies:

      __________________________________________________________________________
(2)   Aggregate number of securities to which transaction applies:

      __________________________________________________________________________
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:__/

      __________________________________________________________________________
(4)   Proposed maximum aggregate value of transaction:

      __________________________________________________________________________
__/ Set forth the amount on which the filing fee is calculated and state how it was determined.

/x/ Check box if any part of the fee is offset as provided by the Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)   Amount Previously Paid:
                                    $125.00
      __________________________________________________________________________
(2)   Form, Schedule or Registration No.:
                          Preliminary Proxy Material
      __________________________________________________________________________
(3)   Filing Party:
                            Uranium Resources, Inc.
      __________________________________________________________________________
(4)   Date Filed:

                              October 17, 1995

      __________________________________________________________________________

                            URANIUM RESOURCES, INC.


                         12750 MERIT DRIVE, SUITE 1020


                              DALLAS, TEXAS 75251



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD DECEMBER 19, 1995


To the Stockholders of
      URANIUM RESOURCES, INC.:


      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Uranium Resources, Inc., a Delaware corporation (the "Company"), will be held at the office of Baker & Hostetler, 303 East 17th Avenue, Suite 1100, Denver, Colorado 80203, on Tuesday, December 19, 1995, at 8:00 a.m., local time, for the following purposes:



      1. To elect four (4) directors of the Company to serve until the next annual meeting of stockholders or until their respective successors shall be elected and qualified. George R. Ireland and James B. Tompkins, two of the nominees, are the designees of Lindner Investments (on behalf of its Lindner Bulwark Fund) and Lindner Dividend Fund, Inc. (together hereinafter referred to as "Lindner"). Pursuant to an agreement with Lindner, discussed in the accompanying Proxy Statement, the Company has agreed to nominate two designees of Lindner;



      2. To consider and vote upon a proposal to approve the adoption of the Uranium Resources, Inc. 1995 Stock Incentive Plan;



      3. To consider and vote upon a proposal to approve the issuance of up to 3,000,000 shares of Common Stock issuable upon conversion of 6.5% secured convertible notes and exercise of warrants currently held by Lindner. If the notes are fully converted and the warrants fully exercised, Lindner, together with Lindner Fund, Inc. (hereinafter the "Lindner Group") would own beneficially 34.8% of the outstanding Common Stock of the Company. The Lindner Group may be deemed a controlling stockholder of the Company;


      4. To consider and vote upon a proposal to approve the grant of options to purchase 100,000 shares of the Company's Common Stock to each of George R. Ireland and James B. Tompkins;

      5. To consider and vote upon a proposal to approve the grant of options to purchase 100,000 shares of the Company's Common Stock to Leland O. Erdahl;

      6. To consider and vote upon a proposal to approve an application for an order of the British Columbia Securities Commission (the "BCSC") that the Company no longer be required to make periodic reports to the BCSC;

      7. To consider and vote upon a proposal to ratify the selection of Arthur Andersen, LLP, independent accountants, as independent auditors for the Company for the fiscal year ending December 31, 1995; and

      8. To transact such other business as may properly come before the Meeting or any adjournment thereof.


      Only stockholders of record at the close of business on November 14, 1995, are entitled to notice of and to vote at the Meeting or any adjournment thereof.


      STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING, YOU ARE REQUESTED TO SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. THE GIVING OF SUCH PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON, SHOULD YOU LATER DECIDE TO ATTEND THE MEETING. PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. YOUR VOTE IS IMPORTANT.

                                            By Order of the Board of Directors

                                            ____________________________________
                                            Laura A. Greig, Assistant Secretary

DALLAS, TEXAS

November _______, 1995

                            URANIUM RESOURCES, INC.


                         12750 MERIT DRIVE, SUITE 1020


                              DALLAS, TEXAS 75251


                                PROXY STATEMENT

                                      FOR

                         ANNUAL MEETING OF STOCKHOLDERS


                         TO BE HELD DECEMBER 19, 1995




      This Proxy Statement is furnished to stockholders of Uranium Resources, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders (the "Meeting") to be held at the office of Baker & Hostetler, 303 East 17th Avenue, Suite 1100, Denver, Colorado 80203, on Tuesday, December 19, 1995, at 8:00 a.m., local time, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The approximate date on which this Proxy Statement and the enclosed Proxy will first be sent to stockholders is November 15, 1995.



                       ACTION TO BE TAKEN AT THE MEETING


      Shares represented by a properly executed Proxy, unless the stockholder otherwise instructs in the Proxy, will be voted (i) for the election of the four individuals named below under the caption Election of Directors as directors of the Company; (ii) for the approval of the adoption of the Company's 1995 Stock Incentive Plan (the "Stock Incentive Plan"); (iii) for approval of the issuance of up to an aggregate of 3,000,000 shares of Common Stock (the "Stock Issue Transaction") upon conversion of certain notes (the "Notes") and the exercise of certain warrants held by Lindner Investments, a Massachusetts business trust (on behalf of its Lindner Bulwark Fund) ("Lindner Investments") and Lindner Dividend Fund, Inc., a Missouri corporation ("Lindner Dividend" and together with Lindner Investments "Lindner"); (iv) for approval of the grant of options to purchase 100,000 shares of the Company's Common Stock to each of George R. Ireland and James B. Tompkins (the "Ireland and Tompkins Option Grants"); (v) for the approval of the grant of options to purchase 100,000 shares of the Company's Common Stock to Leland O. Erdahl (the "Erdahl Option Grant") (vi) for the approval of an application for an order of the British Columbia Securities Commission (the "BCSC") that the Company no longer be required to make periodic reports to the BCSC (the "BCSC Application"); (vii) for the ratification of the selection of Arthur Andersen, LLP, independent accountants, as independent auditors of the Company for the fiscal year ending December 31, 1995; and (viii) at the discretion of the proxy holders on any other matter or business that may be properly presented at the Meeting or any adjournment thereof. Where a stockholder properly executes a Proxy and gives instructions on how his shares are to be voted, the shares will be voted in accordance with those instructions.

      If the notes are fully converted and the warrants fully exercised, the Lindner Group would own beneficially 34.8% of the outstanding Common Stock of the Company. The Lindner Group may be deemed a controlling stockholder of the Company.


      A Proxy may be revoked at any time by a stockholder before it is exercised by giving written notice to the Secretary of the Company, or by signing and delivering a Proxy which is dated later, or, if the stockholder attends the Meeting in person, by either notice of revocation to the inspectors of election at the Meeting or by voting at the Meeting.

      The only matters that management intends to present at the Meeting are the seven matters referenced in subparagraphs (i) through (vii) above. If any other matter or business is properly presented at the Meeting, the proxy holders will vote upon it in accordance with their best judgment.


      Three current directors and nominees for election to the Board of Directors, George R. Ireland, James B. Tompkins and Leland O. Erdahl, have a direct pecuniary interest in the proposal to approve the Company's grant, to each of them, of options to purchase 100,000 shares of Common Stock. See Proposal to Approve the Ireland and Tompkins Option Grants and Proposal to Approve the Erdahl Option Grant. George R. Ireland and James B. Tompkins, two of the nominees, are the designees of Lindner. Pursuant to an agreement with Lindner, discussed in the accompanying Proxy Statement, the Company has agreed to nominate two designees of Lindner.



                               VOTING SECURITIES


      The record date for the Meeting is November 14, 1995. Only stockholders of record at the close of business on November 14, 1995, will be entitled to vote at the Meeting. At the close of business on that date, there were issued and outstanding [8,145,698] shares of the Company's Common Stock entitled to one vote per share. In the election of directors, cumulative voting is not allowed. A majority of the outstanding Common Stock, present in person or by Proxy and entitled to vote, will constitute a quorum for the transaction of business at the Meeting. Under Delaware law and the Company's Bylaws, if a quorum is present at the Meeting: (i) to be elected a director, each nominee must receive a plurality of the votes of the shares present in person or by Proxy at the Meeting and entitled to vote on the matter, and (ii) the affirmative vote of the majority of shares present in person or by Proxy at the Meeting and entitled to vote on the matter is required to (a) approve the Stock Incentive Plan, (b) approve the Stock Issue Transaction, (c) approve the Ireland and Tompkins Option Grants, (d) approve the Erdahl Option Grant, (e) approve the BCSC Application, (f) ratify the selection of Arthur Anderson, LLP, as independent auditors of the Company for the fiscal year ending December 31, 1995, and (g) approve any other matter submitted to a vote of stockholders at the Meeting. In the election of directors, any action other than a vote for a nominee will have the practical effect of voting against the nominee. Abstention from voting on any matter presented at the Meeting, will have the practical effect of voting against any such matter since it is one less vote for approval. Broker non-votes on any matter will not be considered "shares present" for voting purposes.



BENEFICIAL OWNERSHIP OF THE COMPANY'S COMMON STOCK

      The following table sets forth, as of August 16, 1995, certain information regarding persons known by the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company's Common Stock. Shown separately in the second table below is certain information regarding the beneficial ownership of the Company's Common Stock by (i) each director and nominee for director of the Company, (ii) each of the executive officers named in the Summary Compensation Table set forth below under the caption Executive Compensation, and (iii) all directors and executive officers as a group.

PRINCIPAL STOCKHOLDERS

                                                  AMOUNT AND
                                                   NATURE OF
            NAME AND ADDRESS OF                   BENEFICIAL           PERCENT OF
             BENEFICIAL OWNER                    OWNERSHIP(1)           CLASS(2)
             ----------------                    ------------           --------
Oren L. Benton                                    1,252,882(3)            15.4%
1515 Arapahoe Street
Three Park Central, Suite 1000
Denver, CO  80202

Barry R. Feirstein                                  600,000                7.4%
Feirstein Capital Management Corp.
767 Third Avenue
28th Floor
New York, NY 10017

Margaret McKnight Trust                             410,245(4)             5.0%
215 Llano
Portland, TX  78374

Lindner Fund, Inc.                                  821,525(5)            10.1%
7711 Carndelet Avenue
Suite 700
Clayton, MO  63105

Lindner Dividend Fund, Inc.                       2,306,000(5)(6)         22.2%
7711 Carndelet Avenue
Suite 700
Clayton, MO  63105

Lindner Bulwark Fund, Inc.                          750,000(5)(7)          8.4%
7711 Carndelet Avenue
Suite 700
Clayton, MO  63105

Ryback Management Corporation                       407,000(8)             5.0%
7711 Carndelet Avenue
Suite 700
Clayton, MO  63105


-------------------------------------------

(1) Each person has sole voting and investment power with respect to the shares listed, unless otherwise indicated. Beneficial ownership includes shares over which the indicated beneficial owner exercises voting and/or investment power.

(2) The shares owned by each person, and the shares included in the total number of shares outstanding, have been adjusted, and the percentages owned have been computed, in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934. Shares subject to options or warrants currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage ownership of the person holding such options or warrants, but not deemed outstanding for computing the percentage ownership of any other person.

(3) Includes 736,842 shares owned by Concord International Mining and Management Corp. of which Mr. Benton is the sole stockholder.

(4) Includes 14,745 shares held by the Margaret McKnight Trust and 395,500 shares held in the name of Margaret McKnight as trustee for the Margaret McKnight Trust.


(5) Lindner Fund, Inc., Lindner Dividend Fund, Inc., and Lindner Bulwark Fund, Inc. (the "Lindner Group") are members of the same family of mutual funds and may be deemed collectively as a controlling stockholder of the Company. The Lindner Group is managed by Ryback Management Corporation ("Ryback"), an investment adviser. Ryback has discretionary authority over the shares owned beneficially by the Lindner Group, including the power to vote and dispose of such shares.



(6) Includes 56,000 outstanding shares owned beneficially by Lindner Dividend Fund, Inc., 1,125,000 shares issuable upon conversion of the Notes and 1,125,000 shares issuable upon exercise of the Warrants.



(7) Includes 375,000 shares issuable upon conversion of the Notes and 375,000 issuable upon exercise of the Warrants.



(8) Ryback manages the accounts of third parties that are not affiliated with the Lindner Group. Such parties own beneficially 407,000 outstanding shares over which Ryback has discretionary authority to vote and dispose of such shares.

MANAGEMENT

                                                       AMOUNT AND
                                                        NATURE OF
             NAME AND ADDRESS OF                        BENEFICIAL             PERCENT OF
              BENEFICIAL OWNER                         OWNERSHIP(1)             CLASS(2)
              ----------------                         ------------             --------
Raymond G. Larson                                       757,928(3)                9.3%
1063 Red Oaks Loop, N.E.
Albuquerque, NM   87122

William M. McKnight, Jr.                                453,934(3)(4)             5.5%
5656 South Staples
Suite 250, LB 8
Corpus Christi, TX  78411

Richard F. Clement, Jr.                                 194,963(3)(5)             2.4%
41A Hickory Hill
Argyle, TX  76226

Wallace M. Mays                                          50,000(6)                 *
Three Park Central
Suite 1100
1515 Arapahoe Street
Denver, CO  80202

Paul K. Willmott                                          5,000(7)                 *
56 Osborn Hill Road
Sandy Hook, CT  06482

Joe H. Card                                                   0(8)                 *
5180 Roswell Road N.W.
South Building, Suite 2
Atlanta, GA  30342

Leland O. Erdahl                                        106,500(9)                1.3%
8046 MacKenzie Court
Las Vegas, NV  89129

George R. Ireland                                       100,000(10)               1.2%
1700 Lincoln Street
Suite 1930
Denver, CO  80203

James B. Tompkins                                       100,000(11)               1.2%
Tompkins & Company
11673 East Lake Place
Englewood, CO  80111

All executive officers and directors as a group       1,768,325(12)              20.7%
(9 persons)

-------------------------------------------
*     Less than 1%.

(1) Each person has sole voting and investment power with respect to the shares listed, unless otherwise indicated. Beneficial ownership includes shares over which the indicated beneficial owner exercises voting and/or investment power.

(2) The shares owned by each person, and the shares included in the total number of shares outstanding, have been adjusted, and the percentages owned have been computed, in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934. Shares subject to options currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage ownership of the person holding such options, but not deemed outstanding for computing the percentage ownership of any other person.


(3) Messrs. Larson, McKnight and Clement resigned their positions as executive officers of the Company effective July 7, 1994, although they continued in the employ of the Company, and Mr. McKnight was elected Vice President of Operations on February 24, 1995. Messrs. Larson and McKnight resigned as directors of the Company on August 8, 1994.



(4) Includes 412,684 shares held in the William M. McKnight, Jr. Trust. Mr. McKnight, Margaret McKnight, his former spouse, William McKnight, III and Charles G. McKnight are trustees for that trust. Mr. McKnight exercises sole fiduciary power with respect to the shares held by the trust, including sole voting and dispositive power. Also includes 41,250 shares that may be obtained by Mr. McKnight, through the exercise of stock options which are currently exercisable or will become exercisable within 60 days. Such number does not include 14,745 shares held in the Margaret McKnight Trust or 395,500 shares held in the name of Margaret McKnight as trustee for the Margaret McKnight Trust as to which Mr. McKnight disclaims beneficial ownership. Mr. McKnight, Margaret McKnight, William McKnight, III and Charles G. McKnight are trustees for that trust. Margaret McKnight exercises sole fiduciary power with respect to the shares held by the Margaret McKnight Trust, including sole voting and disposition power. In addition, such number does not include 13,750 shares that may be obtained by Mr. McKnight through the exercise of stock options exercisable more than 60 days from the date hereof.


(5) Includes 18,562 shares that may be obtained by Mr. Clement through the exercise of stock options which are currently exercisable or will become exercisable within 60 days. Does not include 6,188 shares that may be obtained through the exercise of stock options exercisable more than 60 days from the date hereof.

(6) Mr. Mays resigned as Chairman of the Board and Chief Executive Officer effective as of July 31, 1995. Pursuant to his resignation, options held by Mr. Mays to purchase 200,000 shares of the Company's Common Stock, which were not vested at the time of his resignation, expired. In connection with Mr. Mays' resignation, the Company granted Mr. Mays options to purchase 50,000 shares of Common Stock at an exercise price of $4.75 per share.

(7) Includes 4,000 shares that may be obtained by Mr. Willmott through the exercise of stock options which are currently exercisable. Does not include 216,000 shares that may be obtained by Mr. Willmott through the exercise of stock options exercisable more than 60 days from the date hereof.

(8) Does not include 18,750 shares that may be obtained by Mr. Card through the exercise of stock options exercisable more than 60 days from the date hereof.

(9) Includes (i) 5,000 shares that may be obtained by Mr. Erdahl through the exercise of stock options which are currently exercisable and (ii) 100,000 shares that may be obtained through the exercise of stock options granted to Mr. Erdahl by the Board subject to stockholder approval. Does not include 16,000 shares that may be obtained by Mr. Erdahl through the exercise of stock options exercisable more than 60 days from the date hereof.

(10) Includes 100,000 shares that may be obtained by Mr. Ireland through the exercise of stock options granted to Mr. Ireland by the Board subject to stockholder approval. Does not include 20,000 shares that may be obtained by Mr. Ireland through the exercise of stock options exercisable more than 60 days from the date hereof.

(11) Includes 100,000 shares that may be obtained by Mr. Tompkins through the exercise of stock options granted to Mr. Tompkins by the Board subject to stockholder approval. Does not include 20,000 shares that may be obtained by Mr. Tompkins through the exercise of stock options exercisable more than 60 days from the date hereof.

(12) Includes 418,812 shares that may be obtained through the exercise of stock options which are currently exercisable or will become exercisable within 60 days.


CHANGE IN CONTROL


      On July 7, 1994, Messrs. Raymond G. Larson, Harry L. Anthony, IV, William
M. McKnight, Jr. and Richard Clement, Jr. resigned as directors and officers of the Company. The remaining two directors, Joe B. Huffstutler and Louis G. Munin, appointed Oren L. Benton, Wallace M. Mays, Paul K. Willmott and Leland
O. Erdahl to the Company's Board of Directors. Mr. Benton served as Chairman of the Board from January 10, 1995 until his resignation from the Board on February 7, 1995. At various times between September 1993 and March 30, 1995, Mr. Benton or entities controlled by Mr. Benton acquired, from certain officers, directors and employees of the Company, options to purchase a majority of the then outstanding shares of Common Stock and proxies to vote those shares. Such options and proxies expired on March 30, 1995. The options expired unexercised. See Election of Directors--Arrangements Regarding Election of Directors and Certain Relationships and Related Transactions--Acquisition of Shares by Mr. Benton.

                             ELECTION OF DIRECTORS
                           (PROPOSAL 1 ON PROXY CARD)

      Under the Company's Bylaws and pursuant to a resolution of the Board of Directors, the Board of Directors has fixed the size of the Board at four. Directors are elected to serve until the next annual meeting of stockholders or until their successors are elected and qualified. The Company's Board of Directors is not divided into classes; therefore, all four directors are to be elected at the Meeting.

      Unless authority is withheld, it is intended that the shares represented by a properly executed Proxy will be voted for the election of all of the nominees (Paul K. Willmott, Leland O. Erdahl, George R. Ireland and James B. Tompkins) as directors. The nominees are currently all the members of the Company's Board of Directors. If these nominees are unable to serve for any reason, such Proxy will be voted for such persons as shall be designated by the Board of Directors to replace such nominees. The Board of Directors has no reason to expect that these nominees will be unable to serve.

      The following table sets forth certain information concerning the individuals nominated for election as directors of the Company:


                                               POSITIONS AND OFFICES
            NAME            AGE                  WITH THE COMPANY
            ----            ---                ---------------------
Paul K. Willmott            55   Chairman, Chief Executive Officer, President, and Director
Leland O. Erdahl            66   Director
George R. Ireland           39   Director
James B. Tompkins           38   Director



NOMINEES FOR DIRECTOR


      PAUL K. WILLMOTT has served as a director of the Company since August 1994, as President of the Company since February 1995, as Chief Financial and Accounting Officer from April 12, 1995 through September 25, 1995 and as Chairman of the Board and Chief Executive Officer effective July 31, 1995. Mr. Willmott retired from Union Carbide Corporation ("Union Carbide") where he was involved during the last 25 years in the finance and operation of Union Carbide's world- wide mining and metals business. Most recently, Mr. Willmott was President of UMETCO Minerals Corporation, a wholly-owned subsidiary of Union Carbide, from 1987 to 1991, where he was responsible for Union Carbide's Uranium and Vanadium businesses. From January 1993 until February 1995, Mr. Willmott was engaged by the Concord Mining Unit, which is owned or controlled by Oren L. Benton ("CMU"), as a senior vice president.

In this capacity, he was primarily involved in the acquisition of UMETCO Minerals Corporation's Uranium and Vanadium operating assets by EFN. Mr. Willmott graduated from Michigan Technological University with a Bachelor of Science degree in Mining in 1964 and a Bachelor of Science Degree in Engineering Administration in 1967. He has been an active member of the American Institute of Mining Engineers, the Canadian Institute of Mining Engineers and a number of state professional organizations.



      LELAND O. ERDAHL has served as a director of the Company since July 11, 1994. Mr. Erdahl previously served as President and Chief Executive Officer for Stolar, Inc. from 1986 to 1991. Stolar was a high-tech company involved in the radio wave imaging of geologic media and underground radio transmission for voice and data. He was also President and CEO of Albuquerque Uranium Corporation, a Uranium mining company, from 1987 to 1991. He is a Certified Public Accountant and is a graduate from the College of Santa Fe. He is currently a director of Hecla Mining Company, Freeport McMoRan Copper and Gold Inc., Canyon Resources Corporation, Original Sixteen to One Mine, Inc., and a trustee for a group of John Hancock Mutual Funds. He is also a director of Santa Fe Ingredients Company of California, Inc. and Santa Fe Ingredients Company, Inc., both private food processing companies.



      GEORGE R. IRELAND has served as a director since May 26, 1995. Mr. Ireland is a analyst for and a partner in the D.M. Knott Limited Partnership, a private investment partnership. Mr. Ireland specializes in investing in securities of natural resource and other basic industrial companies, both domestically and abroad. From 1987 to 1991, he was a Vice President of Fulcrum Management, Inc., which was the manager of the VenturesTrident Limited Partnerships, venture capital funds dedicated to investing in the mining industry, and Senior Vice President and Chief Financial Officer of MinVed Gold Corporation, a company in which the VenturesTrident funds had a significant investment. Mr. Ireland graduated from the University of Michigan with degrees in Geology and Resource Economics. He also attended the Graduate School of Business Administration of New York University. Mr. Ireland is a director of Merrill & Ring, Inc., a private land and timber holding company in the state of Washington. Mr. Ireland acted as a consultant to Ryback Management Corporation and performed due diligence on the Company in connection with Ryback's loan of $6 million to the Company on behalf of members of the Lindner Group discussed elsewhere in this Proxy Statement. Mr. Ireland is not otherwise affiliated with the Lindner Group or Ryback.



      JAMES B. TOMPKINS is a registered investment advisor and provides independent research to institutional investors through Tompkins & Company. From 1988 until 1990, Mr. Tompkins acted as a sole proprietor of Tompkins & Company, advising creditors of companies in bankruptcy as to the value of claims and realizing proceeds on those claims. In that capacity, Mr. Tompkins acted as a registered investment advisor. Between October 1990 and April 1993, Mr. Tompkins was employed by Columbia Savings as a bond manager where he was responsible for real estate loan workouts and asset disposition. He is an attorney and a Chartered Financial Analyst. Mr. Tompkins graduated from the University of Alabama in 1979 and received his Juris Doctor from the University of Alabama School of Law in 1983. Mr. Tompkins acted as a consultant to Ryback Management Corporation and performed due diligence on the Company in connection with Ryback's loan of $6 million to the Company on behalf of members of the Lindner Group discussed elsewhere in this Proxy Statement. Mr. Tompkins is not otherwise affiliated with the Lindner Group or Ryback.



ARRANGEMENTS REGARDING ELECTION OF DIRECTORS


      Prior to July 7, 1994 there were six members of the Board of Directors:
Raymond G. Larson, Harry L. Anthony, IV, William M. McKnight, Jr., Richard F. Clement, Jr., Joe B. Huffstutler and Louis G. Munin. In connection with the involvement of Oren L. Benton as an investor in the Company and in anticipation of the restructuring of the Citibank loans which occurred on August 19, 1994 (See Certain Relationships and Related Transactions), on July 7, 1994 Messrs. Larson, Anthony, McKnight, and Clement resigned as directors and officers of the Company.


      At the request of Mr. Benton, Wallace M. Mays, Paul K. Willmott and Leland O. Erdahl were appointed to the Board to fill the vacancies created by the foregoing resignations. At the request of Mr. Benton, at various times after July 7, 1994 other individuals (Mr. Larson from July 11, 1994 to August 8, 1994, William McKnight from July 11, 1994 to August 8, 1994 and Wayne D. Fowler from August 8, 1994 to October 17, 1994), were elected to the Board and served on the Board for short periods. By the end of 1994, the Board members consisted of the individuals named in the first sentence of this paragraph and Joe B. Huffstutler. Mr. Huffstutler resigned from the Board on January 17, 1995.


      On January 10, 1995, at the request of Mr. Benton, Mr. Benton was appointed to the Board and elected Chairman and Chief Executive Officer of the Company. He resigned from those positions on February 7, 1995. Between July 7, 1994 and March 30, 1995, Mr. Benton controlled a majority of the Common Stock of the Company through various mechanisms described under Certain Relationships and Related Transactions. On March 30, 1995, all such arrangements terminated.


      On May 25, 1995, George R. Ireland and James B. Tompkins were appointed to the Board of Directors following the closing of the Stock Issue Transaction. In connection with the Stock Issue Transaction, the Company has agreed to nominate two individuals designated by Lindner for election to the Board. Messrs. Ireland and Tompkins are Lindner's designees.

      Mr. Mays resigned from the Company's Board of Directors effective as of July 31, 1995.


LEGAL PROCEEDINGS

      On July 12, 1995, the Company filed a lawsuit in the federal district court in Colorado against Professional Bank, a Colorado chartered bank ("ProBank"). The Company believes that ProBank is owned or controlled by Oren
L. Benton, the former Chairman of the Company's

Board of Directors. In the action styled Uranium Resources, Inc. v. Professional Bank, the Company alleges that ProBank transferred $1,080,000, without the Company's authorization, from the Company's account at ProBank to the accounts maintained at ProBank of various entities and an individual affiliated with Mr. Benton. The Company has recovered $300,000 of the total and is seeking to recover the balance from ProBank in the lawsuit.


OTHER EXECUTIVE OFFICERS


      The following table sets forth certain information concerning executive officers who are not also directors of the Company:



                                                POSITIONS AND OFFICES
             NAME             AGE                 WITH THE COMPANY
             ----             ---               ---------------------
William M. McKnight, Jr.      59      Vice President - Operations
Joe H. Card                   42      Senior Vice President - Marketing
Thomas H. Ehrlich             35      Vice President and Chief Financial Officer


      The following sets forth certain information concerning the business experience of the foregoing executive officers during the past five years.

      WILLIAM M. MCKNIGHT, JR. joined the Company in March 1978 and served as the Company's Executive Vice President, Chief Operating Officer and Director until August 1994. From August 1994 to February 1995, he directed the Company's operations in South Texas and New Mexico and on February 24, 1995, he was appointed Vice President of Operations for the Company. Mr. McKnight received a B.S. in Geology from Centenary College in 1959 and a M.S. in Sedimentary Geology from Florida State University in 1961.

      JOE H. CARD joined the Company as Vice President - Marketing in March 1989. In February 1993 he was promoted to Senior Vice President - Marketing. Previously, he spent four years with UG U.S.A., Inc., a U.S. marketing subsidiary of a major German mining company, most recently as Marketing Manager. His responsibilities were related to the entire Uranium fuel cycle, primarily in dealing with U.S. nuclear utilities customers. Prior to his work at UG U.S.A., Inc., Mr. Card spent five years with Mitsubishi International Corporation as marketing manager. He earned a B.B.A. degree in Finance from the University of Georgia in 1975 and an M.B.A. from Georgia State University in 1978.


      THOMAS H. EHRLICH, a certified public accountant, rejoined the Company in September, 1995 as Vice President and Chief Financial Officer. Immediately prior to that, Mr. Ehrlich spent nine months as a Division Controller with Affiliated Computer Services, Inc., an information technology services provider in Dallas, Texas. Prior to that, he joined the Company in November 1987 as Controller-Public Reporting and was promoted to Controller and Chief

Accounting Officer in February 1990. In February 1993, Mr. Ehrlich assumed the additional duties of Vice President and Secretary of the Company. Prior to joining the Company, he spent four years with Deloitte Haskins & Sells and worked primarily with clients that were publicly held companies. Prior to his work at Deloitte Haskins & Sells, he spent three years in various accounting duties at Enserch Exploration, Inc., an oil and gas company in Dallas, Texas. Mr. Ehrlich received his B.S. B.A. degree in Accounting from Bryant College in 1981.


      The officers of the Company hold office until their successors are appointed by the Board of Directors. All officers of the Company are employed on a full-time basis. There is no family relationship between any director and executive officer of the Company.


BOARD AND COMMITTEE MEETINGS

      The Board of Directors held 13 formal meetings during the year ended December 31, 1994. Each director attended all of the meetings, except for Louis G. Munin, who did not attend the August 8, 1994 meeting. In addition to those meetings, certain actions were taken by unanimous written consent of the Board of Directors. The Company's officers have made a practice of keeping directors informed of corporate activities by personal meetings and telephone discussions and (as indicated above) directors ratify or authorize certain Company actions through unanimous written consent actions.

      The Company established a Compensation Committee in August 1994.  Leland
O. Erdahl, George R. Ireland and James B. Tompkins are the current members of both the Audit and Compensation Committees. The Audit Committee's principal functions are to meet with the Company's independent auditors to review the financial statements contained in the Annual Report, to review the Company's systems of internal controls and to report to the Board of Directors thereon. The Compensation Committee's function is to determine the compensation of executive officers and to set guidelines for compensation for the employees of the Company.

      During 1994, the Audit Committee held two formal meetings and the Compensation Committee held no formal meetings. The Audit Committee met in April 1995 with the Company's auditors to review the 1994 fiscal year audit. The Compensation Committee was established after 1994 executive compensation was set and so did not meet in 1994.

      At present, the Company has no nominating, executive, or similar committees.


                             EXECUTIVE COMPENSATION

      The following table sets forth certain information with respect to annual and long-term compensation for services in all capacities for the years ended December 31, 1994, 1993 and 1992 paid to the Company's Chief Executive Officers and certain other executive officers of the Company.

SUMMARY COMPENSATION TABLE

                           ANNUAL COMPENSATION                                   LONG-TERM COMPENSATION
                           -------------------                                   ----------------------
                                                        OTHER ANNUAL         SECURITIES          ALL OTHER
NAME AND PRINCIPAL                                    COMPENSATION(1)        UNDERLYING       COMPENSATION(2)
POSITION                        YEAR    SALARY ($)          ($)             OPTIONS (#)             ($)
------------------              ----    ----------   -----------------      -----------      ----------------
Raymond G. Larson               1994     $112,066         $   957                --              $ 2,897
Chairman, President & Chief     1993      199,373             333                --                1,837
Executive Officer(3)            1992      180,631           9,396              55,000              5,041

Wallace M. Mays                 1994     $ 78,725            --               100,000               --
Chairman, President & Chief     1993        --               --                  --                 --
Executive Officer(4)            1992        --               --                  --                 --

Joe H. Card                     1994     $120,441         $36,617                --                 --
Senior Vice President -         1993      124,760           3,254                --                 --
Marketing                       1992      102,569           1,369              75,000               --

William M. McKnight, Jr.        1994     $190,306         $   168                --              $ 3,549
Director, Executive Vice        1993      199,373             450                --                1,753
President and Chief Operating   1992      181,527           2,117              55,000              5,041
Officer(3)

Richard F. Clement, Jr.         1994     $120,744         $ 1,766                --              $ 2,310
Director & Senior Vice          1993      127,157           1,550                --                1,155
President-Exploration(3)        1992      113,273           2,142              24,750              3,169

---------------------------------------

(1) Represents amounts paid out for out-of-pocket medical and dental expenses under the Company's Supplemental Health Care Plan and for Mr. Card includes $33,808, constituting the difference between the fair market value of the shares of Common Stock on the date of exercise of certain stock options ($92,608) and the exercise price of $2.94 per share of Common Stock.

(2) Represents contributions made by the Company under the Company's 401(k) Profit Sharing Plan (see "401(k) Profit Sharing Plan" below).

(3) Messrs. Larson, McKnight and Clement resigned as officers and directors of the Company on July 7, 1994. On July 11, 1994 Messrs. Larson and McKnight were reappointed to the Board and subsequently resigned as directors on August 8, 1994.

(4) Mr. Mays was elected President and Chief Executive Officer on July 11, 1994 and on August 8, 1994 was elected Chairman of the Board. Mr. Mays compensation for 1994 was not paid directly by the Company. This amount was paid pursuant to an employment agreement between Mr. Mays and Concord Services, Inc. which was reimbursed by the Company for such amounts. Mr. Mays resigned as Chairman of the Board and Chief Executive Officer effective July 31, 1995.

SUPPLEMENTAL HEALTH CARE PLAN

      The Company has adopted a health care plan (the "Supplemental Plan") for the officers of the Company and certain of the employees of the Company who are also stockholders, which supplements the standard health care plan available to all eligible employees of the Company (the "Standard Plan"). The Supplemental Plan pays directly to the participant all out-of-pocket medical and dental expenses not covered under the Standard Plan, including deductibles and co-insurance amounts. Additionally, the Supplemental Plan provides to each participant $100,000 of accidental death and dismemberment insurance protection and a world wide medical assistance benefit. Each participant in the Supplemental Plan may receive a maximum annual benefit of $50,000 or $100,000, at the Company's option. The Company pays an annual premium under the Supplemental Plan equal to $210 per participant plus 9% of claims paid. There are currently ten officers and employees covered by the Supplemental Plan.


401(K) PROFIT SHARING PLAN

      The Company maintains a defined contribution profit sharing plan for employees of the Company (the "401(k)") that is administered by a committee of trustees appointed by the Company. All Company employees are eligible to participate upon the completion of six months of employment, subject to minimum age requirements. Each year the Company makes a contribution to the 401(k) out of its current or accumulated net profits (as defined) in an amount determined by the Board of Directors but not exceeding 15% of the total compensation paid or accrued to participants during such fiscal year. The Company's contributions are allocated to participants in amounts equal to 25% (or a higher percentage, determined at the Company's discretion) of the participants' contributions, up to 4% of each participant's gross pay. For the plan year ended July 31, 1994 the Company contributed amounts equal to 50% of the participant's contributions, up to 4% of gross pay. For the plan year ended July 31, 1993, the Company contributed amounts equal to 25% of the participants' contribution, up to 4% of gross pay. For the plan year ended July 31, 1992, the Company contributed amounts equal to 100% of the participants' contributions, up to 4% of gross pay. Participants become 20% vested in their Company contribution account for each year of service until full vesting occurs upon the completion of five years of service.
Distributions are made upon retirement, death or disability in a lump sum or in installments.


STOCK OPTION PLANS

      The Company maintains a stock option plan for officers, directors and key employees of the Company (the "Employees' Plan"). The Plan authorized grants of non-qualified options to purchase up to an aggregate of 850,000 shares of Common Stock. The Employees' Stock Option Committee of the Board of Directors is responsible for the administration of the Employees' Plan and has the full authority, subject to the provisions of the plan, to determine to whom and when to grant options and the number of shares of Common Stock covered by each grant. As of August 16, 1995, a total of 413,452 shares are reserved for issuance upon exercise of options granted under the Employees' Plan and 230,252 shares were reserved for exercise upon the future grant of options under the Employee's Plan.


      On October 11, 1995, the Board decided to discontinue grants under the Employees' Plan, subject to stockholder approval of the Company's 1995 Stock Incentive Plan.



OPTION GRANTS IN LAST FISCAL YEAR

      The following table sets forth certain information with respect to options granted to the executive officer named in the Summary Compensation Table in the fiscal year ended December 31, 1994.

                                                                                 POTENTIAL REALIZABLE
                                                                                       VALUE AT
                                                                                ASSUMED ANNUAL RATES
                                                                                          OF
                                                                                     STOCK PRICE
                                                                                     APPRECIATION
                               INDIVIDUAL GRANTS                                   FOR OPTION TERM
                    --------------------------------------                     -----------------------


                                       PERCENT OF
                        NUMBER OF    TOTAL OPTIONS   EXERCISE
                        SECURITIES     GRANTED TO       OR
                        UNDERLYING     EMPLOYEES    BASE PRICE
                         OPTIONS       IN FISCAL                  EXPIRATION
         NAME          GRANTED (#)        YEAR        ($/SH)         DATE        5% ($)       10% ($)
      ----------       -----------    ------------  ----------    ----------    --------     ---------
Wallace M. Mays(1)        100,000         100%         $4.25       08/10/04     $637,500     $850,000


-----------------------------------------------

(1) Mr. Mays resigned as Chairman of the Board and Chief Executive Officer effective July 31, 1995. All such options expired unexercised. In connection with his resignation, the Company granted Mr. Mays options to purchase 50,000 shares of Common Stock at an exercise price of $4.75 per share.


EXERCISE OF STOCK OPTIONS AND YEAR-END VALUE

      The following sets forth information with respect to each exercise of stock options during the fiscal year ended December 31, 1994 and the year-end value of unexercised options held by each of the executive officers named in the Summary Compensation Table.

                                                                         NUMBER OF
                                                                        SECURITIES             VALUE OF
                                                                        UNDERLYING            UNEXERCISED
                                                                        UNEXERCISED          IN-THE-MONEY
                                                                          OPTIONS          OPTIONS AT FISCAL
                                                                    AT FISCAL YEAR END        YEAR-END(1)
                                                                           (#)                    ($)
                                SHARES ACQUIRED         VALUE      --------------------    -----------------
                                       ON             REALIZED         EXERCISABLE/          EXERCISABLE/
             NAME                EXERCISE (#)            ($)           UNEXERCISABLE         UNEXERCISABLE
        --------------        -------------------   -------------      -------------         -------------
Raymond G. Larson                                                      27,500/27,500       $115,225/$115,225
Wallace M. Mays(2)                                                       0/100,000             0/288,000
Joe H. Card                          20,000            $33,808         17,500/37,500        73,325/157,125
William M. McKnight, Jr.                                               27,500/27,500        115,225/115,225
Richard F. Clement, Jr.                                                12,375/12,375         51,851/51,851


-----------------------------------------------
(1) Based on the closing price on the NASDAQ-NMS on December 30, 1994 ($7.13) less the grant price of the option of $2.94 ($4.25 for Wallace M. Mays).

(2) Mr. Mays resigned as Chairman of the Board and Chief Executive Officer effective July 31, 1995. All such options expired unexercised. In connection with his resignation, the Company granted Mr. Mays options to purchase 50,000 shares of Common Stock at an exercise price of $4.75 per share.


DIRECTOR COMPENSATION

      Under the Company's Directors' Stock Option Plan ("Directors' Plan"), each new non-employee director elected or appointed to the Board of Directors for the first time shall be granted an option to purchase 20,000 shares of Common Stock as of the date of such election or appointment and, upon the re-election of a non-employee director at an annual meeting of the Company's stockholders, such director will be granted an option to purchase an additional 1,000 shares as of the date of such election. As of August 16, 1995, a total of 81,000 shares are reserved for issuance upon exercise of options granted under the Directors' Plan and 41,500 shares were reserved for exercise upon the future grant of options under the Directors' Plan. Mr. Erdahl holds options covering 21,000 shares under the Directors' Plan and each of Messrs. Willmott, Ireland and Tompkins holds options covering 20,000 shares under the Directors' Plan. In addition, the Board of Directors granted each of Messrs. Ireland, Tompkins and Erdahl options to purchase 100,000 shares of Common Stock subject to stockholder approval. Those options were not granted under the Directors' Plan. Cash compensation for 1994 to the non-employee directors was paid at the rate of $3,000 per quarter plus $1,000 per meeting attended of the Board and committees of the Board.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      In August 1994, the Company formed a Compensation Committee to determine the compensation of the executive officers and to set the guidelines for compensation for the employees of the Company. During the fiscal year ended December 31, 1994, the Compensation Committee was comprised of Leland O. Erdahl and Paul K. Willmott.


      During 1994, Mr. Willmott was a senior vice president of the Concord Mining Unit, which was controlled by Mr. Benton. He resigned from both entities on February 22, 1995. Mr. Erdahl served as a consultant to Concord Services, Inc. until September 1994. His total compensation for his service was $56,250.



                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

NEGOTIATIONS WITH CITIBANK AND ADVANCES BY BENTON

      Beginning in late 1993, in connection with their negotiations to acquire a majority interest in the Company's Common Stock (as described below under the caption "Acquisition of Shares by Benton"), Mr. Benton and Concord International Mining and Management Corp. ("CIMM"), a Denver, Colorado based company of which Mr. Benton is the owner, President and Chairman of the Board, undertook negotiations with Citibank, N.A. ("Citibank") concerning the purchase or restructuring of the Company's senior debt (the "Citibank Note") and related fee and other obligations (the Citibank Note, together with such fee obligations are collectively referred to as the "Citibank Obligations") ($10,550,000 was owed at December 31, 1993).

      To enable the Company to meet its short-term liquidity requirements while negotiations with Citibank were in progress, Mr. Benton advanced $1,125,000 to the Company in January 1994 and $1,125,000 in April 1994. The advances made to the Company by Mr. Benton accrued interest at Citibank's prime rate plus 3%. Mr. Benton also guaranteed the Company's payment obligations through December 31, 1994 on the Citibank Note. On August 19, 1994, the $2,250,000 in advances together with accrued but unpaid interest of $106,189 were converted into equity by the Company's issuance to Mr. Benton of 496,040 shares of Common Stock at a valuation of $4.75 per share.


ACQUISITION OF CITIBANK NOTE BY BENTON

      On June 13, 1994, certain partnerships affiliated with Mr. Benton and Concord entered into agreements with Citibank to acquire the Citibank Obligations for cash. Concurrently, the

Company entered into an agreement with the partnerships to exchange the Citibank Obligations (approximately $8,200,000 at June 30, 1994) for convertible promissory notes of the Company, convertible into Common Stock at a conversion rate of one share for each $4.75 principal amount of convertible notes.

      The foregoing agreements were superseded on August 19, 1994 by new agreements involving Nuexco Exchange, A.G. ("NEAG") (hereinafter referred to as the "NEAG Agreements"). NEAG is owned by Mr. Benton. In accordance with the NEAG Agreements, on August 19, 1994 CIMM purchased the Citibank Obligations for $6.5 million in cash and assigned its rights to the Citibank Note to NEAG in exchange for $6.5 million. The Company executed a note for $6.5 million payable to NEAG replacing the original Citibank Note. NEAG loaned the Company an additional $6 million, evidenced by a promissory note in that amount. The $6,000,000 borrowed from NEAG was paid to EFN to purchase 648,648 pounds of uranium concentrates at $9.25 per pound. To provide the funds for the purchase of the Citibank Obligations and for the additional loan to the Company, NEAG borrowed $12.5 million from Union Bank of Switzerland (the "UBS Loan").


      The combined notes of $12,500,000 are hereinafter referred to as the "NEAG Notes." The NEAG Notes bear interest at the Citibank prime rate and are payable in installments which coincide with payments the Company expects to receive from its customers under existing contracts. The NEAG Notes were secured originally by 599,573 pounds of uranium purchased from EFN and by the contracts between the Company and certain utilities for delivery of uranium. NEAG assigned the NEAG Notes and the security to UBS as security for its loans from UBS. NEAG and UBS released all other collateral that had secured the original Citibank Note.


      At December 31, 1994 the outstanding balance on the NEAG Notes was $7,739,225, and 430,823 pounds of uranium in the Company's inventory were pledged by the Company to secure the notes. As of July 31, 1995 the Company's records indicate that the outstanding balance on the NEAG Notes was $232,934.90 and no pounds of uranium in the Company's inventory were pledged by the Company to secure the NEAG Notes. UBS has informed the Company that its records indicate that the outstanding balance on the NEAG Notes was $516,268.90 on that date. The $283,334 difference between the amount calculated by the Company and the amount calculated by UBS represents a payment the Company made to CSI on December 23, 1994 for payment to UBS consisting of a $264,668 interest payment and an additional $18,666 payment of principal. UBS has informed the Company that it has not received this $283,334 payment. The Company is currently working with UBS to resolve this matter.


PURCHASES OF URANIUM FROM THE COMPANY BY BENTON AFFILIATES


      On August 19, 1994, the Company and EFN entered into an agreement pursuant to which the Company assigned to EFN its rights under two agreements, one with Uranerz Exploration Mining Limited ("UEM") and the other with Uranerz U.S.A., Inc. ("USA") (UEM and USA are hereinafter referred to as the "Uranerz Entities"). The agreements provided for the purchase by the Company of an aggregate of 600,000 pounds of uranium through December 1995. No consent was sought or obtained from the Uranerz Entities. As a result, the assignment to EFN may not be enforceable. On August 31, 1994 and September 30, 1994, the Company purchased 50,000 and 100,000 pounds, respectively, of uranium from the Uranerz Entities for $1,791,500 and resold the uranium to EFN for the same price.



      In a separate transaction, on August 31, 1994, the Company purchased 100,000 pounds of uranium from U.G. USA, Inc. and resold the same to EFX for $940,000.


      The aggregate purchase price for the foregoing purchases was $2,731,500. EFN and EFX defaulted on their payment obligations to the Company. On October 28, 1994 and November 7, 1994, partial payments aggregating $1,850,000 were made to the Company by companies owned by Mr. Benton leaving a balance of $914,506 (including accrued interest).


      On November 18, 1994 the remaining balance was settled by the assignment from EFL of a contract dated April 30, 1993 between EFL and Scottish Nuclear Limited ("SNL") pursuant to which EFL had the right to supply SNL 201,880 pounds of uranium during 1995 and 1996 (the "Scottish Nuclear Contract"). The Company and EFL valued the Scottish Nuclear Contract at $4,500,000. In consideration of the excess value received from the Scottish Nuclear Contract, the Company issued to CIMM 736,842 shares of Common Stock.



      The valuation of the Scottish Nuclear Contract was based on the Company's expectation that it could assign the delivery rights to a third party or finance such contract and receive cash of $4,500,000 in consideration of such assignment or financing. However, attempts to assign or finance the delivery rights proved unsuccessful. The Company then negotiated an early delivery of the uranium to SNL in exchange for a discount of the contract price. The deliveries were accelerated to December 1994. On December 23, 1994, the Company realized net proceeds of $4,150,735 in cash as a result of the foregoing. From these proceeds U.G. USA, Inc. was paid $1,021,390 for the uranium which had been purchased by the Company on August 31, 1994. Approximately $515,000 was used to pay Company payables and payroll. In addition, $534,174 was paid to CSI of which $250,830 was to reimburse CIMM for salary and expenses for Messrs. Mays, Willmott, Fowler and Erdahl which CIMM billed to the Company and $283,344 was for interest and principal on the NEAG Notes.



BENTON TRANSFER AND SEC INVESTIGATION


      Between January 17, 1995 and January 20, 1995, Oren L. Benton, then the Chairman of the Board and Chief Executive Officer of the Company, transferred $1,080,000 of the Company's funds to CSI Enterprises, Inc. ("CSI"), Energy Fuels Exploration, Inc. ("EFX") and an individual affiliated with Mr. Benton. CSI and EFX are owned or controlled by Mr. Benton, and both companies are now in bankruptcy. The transfer of funds was not authorized by the Company's Board of Directors. The Company is pursuing various actions to recover the

$1,080,000 and has recovered $300,000 of the total so far. The ability of the Company to recover the balance is not certain. See Election of Directors--Legal Proceedings.



      In addition, the Securities and Exchange Commission is currently conducting an informal investigation relating to the Company's liquidity problems during 1994 and 1995. The Company is unable to predict the outcome of this investigation.



CIMM AGREEMENT TO PURCHASE ADDITIONAL SHARES OF COMMON STOCK

      In August 1994, the Company entered into an agreement with CIMM which gave the Company the right, prior to August 18, 1997, to require CIMM to purchase up to $6,996,750 of Common Stock at a per share price of $4.75 (1,473,000 shares). CIMM was granted demand and piggy-back registration rights for such shares. Benton guaranteed CIMM's performance of its obligations under this agreement. The issuance of the 736,842 shares to CIMM in connection with the assignment of the Scottish Nuclear Contract was credited against this obligation.


MILL JOINT VENTURE


      In the Fall of 1994, the Company entered into discussions with EFL relating to the creation of a joint venture for the processing of approximately 2 million pounds of uranium. The uranium was previously mined but not-yet-milled uranium produced from mines in Arizona owned by partnerships in which EFL was the general partner and various Swiss utilities were the limited partners. The uranium was to be processed through the White Mesa Mill located in Utah which was owned by a partnership whose general partner is EFN and whose limited partners are some of the same Swiss utilities that own an interest in the Arizona mines.


      On January 11, 1995 the Company accepted EFL's proposal for a joint venture and transferred $1 million to EFX in partial performance of its obligations under the joint venture. The terms and conditions of the joint venture were set forth in a draft joint venture agreement, but the agreement has not been executed. Because of the bankruptcy of various entities controlled by Mr. Benton, the realizability of the $1 million investment is doubtful.


WYOMING AND SOUTH DAKOTA JOINT VENTURE


      On November 18, 1994 the Company entered into an agreement with EFL to acquire from EFL a 45% interest in the Cheyenne River Partners Limited Partnership. The Partnership controls 13 million pounds of uranium reserves located in Wyoming and South Dakota. The remaining ownership in the partnership is EFL 15% and various Swiss partners 40%. Under the agreement, the Company would be the general partner and the operator of the properties. The Company's 45% interest would be acquired through the issuance of 360,000 shares of the Common Stock of the Company at a valuation of $6.00 per share. The transfer of the partnership interest and the issuance of the shares has not been consummated. Because of the Benton Bankruptcy, it is uncertain whether this transaction will be consummated.



LOANS FROM WALLACE M. MAYS AND CERTAIN CURRENT AND FORMER MEMBERS OF MANAGEMENT

      Mr. Mays loaned the Company $65,000 on February 24, 1995 and $25,000 on March 27, 1995 (the "Mays Loans") in exchange for notes issued by the Company and a deed of trust on the Rosita property as collateral. Certain current and former members of management have made loans to employees of the Company during 1994 and 1995. In addition, a partnership in which certain current and former members of management are the partners loaned the Company $25,000 on April 7, 1995. On May 17, 1995, William M. McKnight, Jr. loaned the Company $20,000.
On May 26, 1995, the Mays Loans were repaid by the Company. The remaining loans continue to be outstanding.


OTHER PAYMENTS TO BENTON'S AFFILIATES

      In addition to the various payments to affiliates of Mr. Benton described under the foregoing captions, the following payments were made during 1994 and the first quarter of 1995 by the Company to entities owned, controlled, or otherwise affiliated with Mr. Benton: $39,355 to reimburse CIS for the salary of Mr. Mays, $5,800 to reimburse CIS for certain travel and other expenses and $115,533 for legal and other fees related to the Citibank debt restructuring.


OTHER


      On September 7, 1994, the Company made a short-term loan of $1,200,000 to Intercontinental Energy Corporation ("IEC"). Such loan bore interest at 10% per annum and was repaid in full on September 20, 1994. Mr. Wallace M. Mays, President and Chairman of the Board of the Company until July 31, 1995, was the President of IEC until February 22, 1995 when he resigned.



ACQUISITION OF SHARES BY MR. BENTON

      Except as indicated, the following information is based on Schedule 13Ds filed with the Securities and Exchange Commission (the "SEC") and has not been independently verified.

      From mid-1993 through early 1995, certain shareholders of the Company -- including, at various times, Harry L. Anthony, IV, Judith A. Anthony, Craig S. Bartels, Kelly L. Biddle, Richard F. Clement, Jr., Sergio Garza, Raymond G. Larson, William M. McKnight, Jr., Mark S. Pelizza and James M. Russell negotiated with Oren L. Benton and CIMM to reach an arrangement (i) by which such shareholders would transfer shares to CIMM or other Benton-controlled entities or certain person designated by Benton and (ii) as a condition to which the Company's outstanding indebtedness to Citibank would be restructured on terms satisfactory to the Company. These negotiations and certain agreements entered into in pursuit of them are summarized below and in other sections of this report.

      In September 1993 the foregoing shareholders of the Company (the "September Shareholders"), announced that they had agreed in principle to contribute their 3,528,746 shares of Common Stock of the Company (53% of the outstanding shares at September 2, 1993) owned by them or by trusts of which they act as trustees, to a limited partnership, the general partner of which was CIMM. CIMM would contribute to the limited partnership assets with a value equal to $4.00 times the number of shares contributed by the September Shareholders. At that time Messrs. Anthony, Clement, Larson and McKnight were directors and officers of the Company. In return for such contributions, the September Shareholders would receive limited partnership units equal to the number of shares of Common Stock contributed and CIMM would receive an equal number of units. Among the anticipated results of the proposed transfer stated to have been anticipated by the September Shareholders were (i) acquisition by the limited partnership of a majority of the then outstanding Common Stock of the Company, (ii) a restructuring or replacement of the Company's then existing bank credit agreement on terms satisfactory to the Company, (iii) a beneficial association with the Concord companies, including enhanced access to international Uranium markets, and (iv) the participation of the September Shareholders, to a reduced extent, in increases in the Company's market value and to receive certain downside protection on the value of their Common Stock upon an ultimate disposition of their limited partnership interests. No definitive agreement to implement the agreement in principle was executed.

      In February 1994, the foregoing agreement in principle was terminated and all the September Shareholders except Mr. Garza (the "February Shareholders") entered into option agreements (the "February Agreements") with six limited partnerships, the general partner of which was CIMM. Pursuant to the February Agreements, the February Shareholders could require the partnerships to purchase a total of 3,482,494 shares of the Company's Common Stock that the February Shareholders then held at an exercise price of $4.00 per share. CIMM, as general partner, controlled the limited partnerships, which, upon completion of the transaction, would, collectively, have held a majority of the Company's outstanding Common Stock. The February Shareholders stated that they anticipated that this transaction, or a similar transaction to be negotiated by the parties with another Benton-designated entity, would also have the effects described in clauses (i) through (iii) of the last sentence of the preceding paragraph. The February Agreements expired unexercised on March 31, 1994.

      In July 1994, the February Shareholders entered into agreements with certain persons, including Mr. Wallace M. Mays and certain persons who were either associated with Mr. Benton or were designated by him (the "Optionees"), granting the Optionees the right to acquire a total of 3,109,979 shares of the Company's Common Stock owned by the February Shareholders (the "Call Option Agreements"). The Call Option Agreements provided for the February Shareholders to receive amounts ranging from $.90 to $1.10 per share for the grant of such call options. The exercise prices of the call options ranged from $3.35 to $3.65, so that the total consideration that would have been payable to the February Shareholders if the call options were exercised ranged from $4.45 to $4.55. The Optionees could exercise their rights at certain times between September 9, 1994, and December 20, 1994. (Certain of the February Shareholders executed extensions of certain of their call options to dates not later than January 10, 1995.) A total of 424,409 shares of Common Stock were sold pursuant to the exercise of certain of the Call Option Agreements.
Several other purported notices of exercise of the call options were given, but no closing occurred with respect thereto. An additional 190,000 shares were sold by the February Shareholders to the Optionees or to other Benton-designated purchasers otherwise than pursuant to the Call Option Agreements. Mr. Larson also agreed to sell 20,000 shares of Common Stock that had been covered by an expired Call Option Agreement to Mr. Benton, but such sale was not completed.

      In addition, in July 1994, the February Shareholders holding a total of 3,482,224 shares of the Company's Common Stock, entered into new put option agreements with four of the aforementioned CIMM-controlled limited partnerships granting the February Shareholders the right to require such partnerships to purchase any of such shares of the Company's Common Stock not sold pursuant to the Call Option Agreements (the "Put Option Agreements"). The put options under the Put Option Agreements were exercisable between December 21, 1994 and January 21, 1995 for $4.00 per share. In June 1994, such four CIMM-controlled limited partnerships had previously entered into arrangements with the Company to restructure certain indebtedness of the Company to Citibank as described above under the caption "Acquisition of Citibank Notes by Benton" and as contemplated by the prior negotiations of the February Shareholders with Benton and CIMM.

      Certain of the Optionees may also have had arrangements with Mr. Benton in connection with the Call Option Agreements whereby Mr. Benton would agree to finance their acquisition of the shares of Common Stock and/or acquire a right to purchase such options or shares from the Optionees. None of the information in this paragraph concerning the financing by Benton or his right to acquire shares from the Optionees has been independently verified because no documents have been filed with the SEC by Mr. Benton or the Optionees describing such arrangements.

      Except as discussed above, the Put Option Agreements and Call Option Agreements expired unexercised. Mr. Benton represented to the February Shareholders that certain of the call options under the Call Option Agreements (excluding those held by Mr. Mays) had been assigned to him and requested that such call options and Mr. Mays's call options be reinstated and amended. On various dates in January and February 1995, but effective as of January 4, 1995, Messrs. Larson, Anthony, Clement, Russell, Pelizza, and McKnight and Ms. Anthony (the "January Shareholders") entered into agreements with CIMM and/or Mr. Mays to reinstate and/or amend their Call Option Agreements (the "Amended Call Option Agreements"). (Mr. Biddle declined to reinstate his Call Option Agreement, and Mr. Bartels had sold all his shares pursuant to the exercise of the call options under his Call Option Agreements.) Under the Amended Call Option Agreements, as consideration for the reinstatement and/or amendment of the call options held by CIMM and Mr. Mays, CIMM and/or Mr. Mays agreed to pay the January Shareholders cash totalling $63,311 and CIMM agreed to cause EFX to grant each of the January Shareholders a carried, non-contributory limited partnership interest in Gobi Development Limited Partnership (a limited partnership to which EFX agreed to contribute its 70% interest in a joint venture owning various uranium properties in Mongolia), to cause EFX to repurchase any such limited partnership interest in the event of the death of any January Shareholder who held such interest for amounts ranging from $100,000 to $1,500,000 to cause EFX to maintain life insurance policies on the January Shareholders sufficient to fund such repurchase obligations and to secure the obligations of CIMM and Mr. Mays under the Amended Call Option Agreements with the pledge of a total of 1,000,000 shares of Common Stock of the Company. Under the Amended Call Option Agreements, CIMM acquired call options covering a total of 1,711,530 shares and Mr. Mays acquired call options covering a total of 205,678 shares exercisable at exercise prices equal to $4.00 per share; the expiration date was changed to March 31, 1996; CIMM and/or Mr. Mays agreed to pay the January Shareholders $.10 per share per quarter commencing with the first quarter of 1995 to maintain the call options in existence; the January Shareholders were granted a right to put the shares to CIMM during the last 10 days of any calendar quarter during the option term at a price of $4.00 per share; and each January Shareholder granted CIMM a proxy to vote the shares (including the shares under option to Mr. Mays).

      Pursuant to the Amended Call Option Agreements, the call options covered a total of 1,917,208 shares: 680,455 shares held by Mr. Larson, 205,007 shares held by a trust of which Mr. and Mrs. Anthony act as the trustees, 156,130 shares held by Mr. Clement, 77,678 shares held by Mr. Russell 144,913 shares held by Mr. Pelizza and 653,025 shares held by two trusts of which Mr. McKnight acts as trustee.

      The Company has been informed that on March 2, 1995, Mr. Pelizza terminated the call options under his Amended Call Option Agreements with CIMM and Mr. Mays (and the related proxies held by CIMM) as a result of the dishonor of checks tendered to him for the reinstatement and amendment of the Call Option Agreements. The Company has also been informed that on March 22, 1995, each of the other January Shareholders exercised his or her right to put the remaining 1,626,617 shares subject to the options to CIMM and the remaining 145,678 shares subject to the options to Wallace M. Mays. Neither CIMM nor Mr. Mays performed their obligations to purchase the January Shareholders' shares of Common Stock upon exercise of the put. On March 30, 1995, as a result of such failure, the other January Shareholders exercised their right of termination under the Call Option Agreements thereby terminating the call options held by CIMM and Mr. Mays under the Amended Call Option Agreements and terminated the proxies granted to CIMM with respect to such shares; and neither CIMM nor Mr. Mays now has any rights with respect to the shares discussed above.

LINDNER NOTES AND WARRANTS

      On May 25, 1995, the Company received $6,000,000 in cash through the issuance of 6.5% secured convertible notes in the aggregate principal amounts of $1,500,000 and $4,500,000 initially convertible at $4.00 per share into 375,000 and 1,125,000 shares of Common Stock to Lindner Investments and Lindner Dividend, respectively. In addition, the Company issued immediately exercisable warrants to purchase 375,000 shares and 1,125,000 shares of the Company's Common Stock at an initial exercise price of $4.00 per share to Lindner Investments and Lindner Dividend, respectively. For the material provisions of the notes and warrants, see Proposal to Approve the Stock Issue Transaction.


                              SECTION 16 REPORTING

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC and the National Association of Securities Dealers, Inc. Officers, directors, and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) filings.

      Based solely on its review of copies of such forms received by it and written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during, the year ended December 31, 1994, its officers, directors, and greater than 10% beneficial owners complied with all applicable filing requirements except as noted below.

      The Company is not aware of any Form 4 or Form 5 filing for Oren L. Benton or any related entities since Mr. Benton's original Form 3 filing on January 11, 1995.


           REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

      The Compensation Committee of the Company's Board of Directors was formed on August 10, 1994. Messrs. Erdahl and Willmott were its original members. Currently, the Compensation Committee consists of Messrs. Erdahl, Ireland and Tompkins. Prior to forming the Compensation Committee, all of the directors then serving on the Board of Directors participated in the process of determining the compensation of the Company's executive officers, including executive officer compensation for the fiscal year ended December 31, 1994.
The current members of the Board of Directors, however, did not take part in establishing compensation for the executive officers in 1994 because all current directors were not appointed to the Board until after 1994 executive compensation was set. Therefore, neither the current members of the Compensation Committee nor the current members of the Board of Directors can describe the factors the Board used in 1993 to establish 1994 executive compensation.



October 11, 1995


                                               MEMBERS OF THE BOARD OF DIRECTORS


                                               Paul K. Willmott


                                               Leland O. Erdahl


                                               George R. Ireland


                                               James B. Tompkins


                         STOCK PRICE PERFORMANCE GRAPH

      The following graph compares the performance of the Company's Common Stock to the CRSP Total Return Index for The Nasdaq Stock Market (U.S. Companies) and to a self-determined peer group comprised of American Nuclear Corporation, United States Energy Corp. and Rio Algom Mines, Ltd. for the Company's last five fiscal years. The graph assumes that the value of an investment in the Company's Common Stock and each index was $100 at December 29, 1989, and that all dividends were reinvested.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
                                   1989-1994



                                   [GRAPH]

*Total return assumes reinvestment of dividends.

 ...__...__   represents Nasdaq Stock Market
----------   represents Self-Determined Peer Group
__________   represents Uranium Resources


Total Returns Index For:                12/29/89    12/31/90    12/31/91    12/31/92    12/31/93    12/30/94
                                        --------    --------    --------    --------    --------    --------
Nasdaq Stock Market
   (U.S. Companies) (a)                  $100         $84.9      $136.3      $158.6      $180.9      $176.9
Self-Determined Peer Group (b)(c)         100          88.7       111.9       108.6       137.2       155.2
Uranium Resources, Inc. (c)               100          72.1        39.1        53.5        59.7       100.6

(a) Source: National Association of Securities Dealers, Inc. All dividends are reinvested on the ex-dividend date. The CRSP Total Return Index includes all domestic common shares traded on the NASDAQ National Market and the NASDAQ Small-Cap Market.

(b) Comprised of American Nuclear Corporation, United States Energy Corp. and Rio Algom Mines, Ltd.

(c) Source: The Center for Research in Security Prices (affiliated with the University of Chicago Graduate School of Business). All dividends are reinvested on ex-dividend date.





                            PROPOSAL TO APPROVE THE
                           1995 STOCK INCENTIVE PLAN
                           (PROPOSAL 2 ON PROXY CARD)




      On October 11, 1995, the Board of Directors adopted the 1995 Stock Incentive Plan (the "Stock Incentive Plan"), subject to stockholder approval at the Meeting. The Stock Incentive Plan will enable the Company to provide incentives to employees to perform well in a difficult and rapidly changing environment in the uranium mining industry. The Company seeks to retain such valuable employees as such employees will be performing important roles in returning the Company's mining properties to production.



      At the Meeting, the stockholders are being requested to consider and approve the Stock Incentive Plan. The affirmative vote of the holders of a majority of the outstanding shares of the Common Stock present at the Meeting, either in person or by proxy, will be required to approve the Stock Incentive Plan.



      The essential features of the Stock Incentive Plan are outlined below, but such description is qualified in its entirety by reference to the Stock Incentive Plan, which is attached hereto as Exhibit A.



      TYPES OF AWARDS. Under the Stock Incentive Plan, the Company may grant awards of stock options to its key employees and to the key employees of its subsidiaries.



      ADMINISTRATION. The Stock Incentive Plan is administered by the Compensation Committee of the Board of Directors composed of no fewer than two disinterested members. Subject to the terms of the Stock Incentive Plan, the Compensation Committee determines, among other matters, persons to whom awards are granted, type of award granted, number of options granted, vesting schedule, type of consideration to be paid to the Company upon exercise of options and the terms of any option (which cannot exceed ten years).

      NUMBER OF SHARES. The Company may issue options to purchase an aggregate of 750,000 shares of Common Stock under the Stock Incentive Plan.



      STOCK OPTION TERMS. The Company may grant both incentive stock options ("incentive stock options") intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and options which are not qualified as incentive stock options ("non-qualified options"). Incentive stock options may not be granted at an exercise price less than the fair market value of the Common Stock on the date of grant. The exercise price of incentive stock options granted to holders of more than 10% of the Common Stock must be at least 110% of the fair market value of the Common Stock on the date of grant, and the term of these options cannot exceed five years. The exercise price of non-qualified stock options will be determined by the Compensation Committee on the date of grant but may not be less than 85% of the fair market value of the Common Stock on that date.



      Options granted under the Stock Incentive Plan are not transferrable, otherwise than by will or the laws of descent and distribution, and during the lifetime of the optionholder, options are exercisable only by such optionholder. Stock options granted pursuant to the Stock Incentive Plan may not be exercised more than three months (but in no event beyond the expiration date of the option) after the optionholder ceases to be an employee of the Company, except that in the event of the death or permanent and total disability of the optionholder, the option may be exercised by the holder (or his estate, as the case may be), until the first to occur of the expiration of the option period or the expiration of one year after the date of death or permanent or total disability. The exercise price may be paid in cash, in shares of Common Stock (valued at fair market value at the date of exercise), by delivery of a promissory note or by a combination of such means of payment, as may be determined by the Compensation Committee.



      CHANGE IN CONTROL; ADJUSTMENT IN NUMBER OF OPTION SHARES. Upon a Change of Control (as defined in Section 9 of the Stock Incentive Plan) of the Company, all stock options granted under the Stock Incentive Plan will become exercisable in full. Also, in the event the number of outstanding shares of Common Stock is increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another company, whether as a result of a stock split, stock dividend, combination or exchange of shares, merger or otherwise, each share subject to an unexercised option will be substituted for the number and kind of shares of stock into which each share of outstanding Common Stock is to be changed or for which each such share is to be exchanged and the option price will be increased or decreased proportionately.



      FEDERAL INCOME TAX CONSEQUENCES--STOCK OPTIONS. Neither the Company nor the optionee will recognize taxable income or deduction for federal income tax purposes from the grant or exercise of an incentive stock option. When an optionee sells stock acquired upon exercise of an incentive stock option, the optionee will be taxed at long-term capital gain rates if the stock has been held for at least one year and the option was granted at least two years prior to the date of sale ("Holding Period Requirements"). If the optionee fails to meet the Holding Period Requirements, the difference between the exercise price and the fair market value of the stock at the time of exercise will be taxable to the optionee as ordinary income and the Company will be entitled to a deduction equal to the amount of ordinary income recognized by the optionee if the Company complies with applicable withholding requirements and if the amount qualifies as an ordinary and necessary business expense to the Company. Although the optionee will not recognize taxable income for federal income tax purposes upon the exercise of an incentive stock option, the difference between the exercise price and fair market value of the shares at the time of exercise gives rise to an adjustment in calculating alternative minimum taxable income.



      Neither the Company nor the optionee will recognize taxable income or deduction from the grant of a non-qualified stock option. At the time of exercise of a non-qualified stock option, the optionee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the Common Stock. The Company will be entitled to a deduction for tax purposes in an amount equal to the ordinary income recognized by the optionee, if the Company complies with applicable tax withholding requirements.



      AMENDMENT OF STOCK INCENTIVE PLAN. The Board of Directors may at any time and from any time alter, amend, suspend, or discontinue the Stock Incentive Plan, except no such action may be taken without stockholder approval which materially increase the benefits to participants under the Stock Incentive Plan, materially increases the number of shares to be issued, materially extends the period for granting awards, or materially modifies the requirements as to eligibility. In addition, no such action may be taken which adversely affects the rights of a participant under the Stock Incentive Plan without his consent.



      VOTE REQUIRED FOR APPROVAL OF THE AMENDMENT TO THE STOCK INCENTIVE PLAN. Approval of the amendment to the Stock Incentive Plan requires the affirmative vote of the holders of a majority of the Common Stock present, or represented, and entitled to vote at the Meeting assuming the presence of a quorum. Each share of Common Stock is entitled to one vote.



      Stockholders should note that because employee directors (subject to re-election and stockholder approval) may in the future receive stock options under the Stock Incentive Plan, the current employee directors of the Company have a personal interest in the proposal and its approval by stockholders. However, the members of the Board of Directors believe that the amendment is in the best interests of the Company and its stockholders.



                PROPOSAL TO APPROVE THE STOCK ISSUE TRANSACTION
                           (PROPOSAL 3 ON PROXY CARD)


      On May 25, 1995, the Company received $6,000,000 pursuant to a Note and Warrant Purchase Agreement (the "Purchase Agreement") dated May 25, 1995, by and among the Company, Lindner Investments (on behalf of Lindner Bulwark Fund, Inc.) and Lindner Dividend. Pursuant to the Purchase Agreement, Lindner Investments (on behalf of Lindner Bulwark Fund, Inc.) and Lindner Dividend (collectively, "Lindner") purchased certain notes (the "Notes") in the aggregate principal amounts of $1,500,000 and $4,500,000, respectively. In addition, the Company issued warrants ("Warrants") to purchase 375,000 shares and 1,125,000 shares of the Company's Common Stock at a purchase price of $4.00 per share to Lindner Investments (on behalf of Lindner Bulwark Fund, Inc.) and Lindner Dividend, respectively. Prior to this transaction, another member of the Lindner Group, Lindner Fund, Inc., was the beneficial owner of 821,525 outstanding shares of the Company's Common Stock, representing 34.8% of the outstanding shares of Common Stock. The Lindner Group may be deemed an affiliate of the Company.


      Pursuant to the Purchase Agreement, the Company has agreed to seek the approval of stockholders for issuance of Common Stock upon conversion of the Notes and exercise of the Warrants.


BACKGROUND



      As discussed under "Certain Relationships and Related Transactions - Benton Transfer and SEC Investigation and Mill Joint Venture" between January 11, 1995 and January 20, 1995 a total of $2,080,000 cash was transferred from the Company to entities or persons owned, controlled or affiliated with Oren L. Benton. These transfers left the Company without funds to pay its creditors and employees and facing a liquidity crises which could be solved only by raising new capital. In addition to obligations to creditors and employees, the Company needed $4 million for purposes of bringing its Rosita property back into production and making pre-production expenditures at the Company's Kingsville Dome property.



      Beginning in late February, 1995, the Company began pursuing various options for raising the necessary capital. The only source that expressed an interest in pursuing serious discussions was the Lindner Group, of which Lindner Fund, Inc. was an existing significant shareholder of the Company. Negotiations with the Lindner Group resulted in the consummation of the $6 million loan from the members of the Lindner Group to the Company on May 25, 1995.


      The following is a summary of the material terms of the Notes and the
Warrants:


NOTES


      General. The Notes bear interest on the unpaid principal balance at the rate of 6.5% per annum payable quarterly in arrears until the Notes mature on May 31, 1998. The Notes convert into 1,500,000 shares of Common Stock at an initial conversion price of $4.00 per share. If all the Notes and Warrants were converted and exercised at the current conversion and exercise prices, Lindner would control 34.8% of shares of Common Stock outstanding as of August 16, 1995.


      Pursuant to the Purchase Agreement, the Company agreed to appoint, on an interim basis, two designees of Lindner to the Board of Directors and to nominate the designees for re-election to the Board at each annual meeting of the Company while the Notes remain unpaid. In addition, the Company agreed to obtain stockholder approval, on or before December 31, 1995, of the issuance of the Common Stock to the holder of the Notes and Warrants. Failure to obtain such stockholder approval will constitute an Event of Default under the Purchase Agreement and permit the holders of such Note to declare principal and interest on the Notes immediately due and payable. See --Events of Default.

      Security. URI, Inc., a Delaware corporation and wholly-owned subsidiary of the Company has guaranteed the obligations of the Company under the Notes. The guaranty is secured by (a) a first lien on leases on the Company's Kingsville Dome and Rosita properties located in Kleberg County, Texas and Duval County, Texas, respectively, (b) the lands subject to those leases, (c) permits, licenses and easements in those leases, (d) a security interest in all plant and equipment on the lands and (e) any additional after-acquired rights and interests in the lands and leases.

      Anti-Dilution Provisions. If prior to conversion or payment of Notes, the Company declares dividends or makes distributions on outstanding Common Stock payable in shares of Common Stock, subdivides outstanding shares of Common Stock into a greater number of shares, combines outstanding shares of Common Stock into a smaller number of shares or issues shares of capital stock by reclassification or capital reorganization, the conversion price for the Notes will be adjusted. The adjustment will entitle the Note holder to receive the number and kind of shares of Common Stock or other capital stock upon conversion which the holder would have owned or have been entitled to receive immediately after the action had the holder converted the Note prior to the action. The conversion price of the Notes will also be adjusted in order to maintain the value of the conversion right if before conversion of all of the Notes, the Company issues Common Stock at below 98% of its market price, issues securities convertible into Common Stock at a conversion price below 98% of the market price of the Common Stock, or distributes securities convertible into Common Stock to all holders of Common Stock.

      Restrictions on Debt. The Company agreed that neither the Company nor any subsidiary of the Company (a "Subsidiary") would (a) create any additional lien on property of the Company or any Subsidiary other than existing liens and liens for working capital purposes attached to the Company's or a Subsidiary's inventory or certain intangibles or (b) create any additional debt other than existing debt, accounts payable, working capital debt of not more than $5,000,000 and debt between the Company and any Subsidiary. The Company further agreed not to declare or make dividend payments or other distributions to holders of the Company's or a Subsidiary's capital stock nor to purchase, or allow a Subsidiary to purchase, outstanding capital stock of the Company.

      Events of Default. An Event of Default occurs if (a) the Company defaults in payment of principal or interest on any Note; (b) the Company or any subsidiary fails to comply with any term or covenant of the Purchase Agreement; (c) an event of default occurs under any mortgage, indenture or instrument securing debt of the Company if as a result the debt is due in full in an amount greater than $500,000 (d) the Company fails to obtain shareholder approval for the issuance of Common Stock upon the conversion of the Notes and the exercise of the Warrants, (e) the Company uses any proceeds from sale of the Notes other than as specified in the

Purchase Agreement; (f) a final judgment for payment of $500,000 or more is entered against the Company or a Subsidiary which remains unpaid for 30 days;
(g) the Company or URI, Inc. files for voluntary bankruptcy or seeks similar relief under any debt law; (h) a bankruptcy petition is filed against the Company and is not dismissed within 60 days; (i) the Company fails to appoint Lindner's designees to the Board initially or nominate them at any annual meeting, or (j) the Company fails to provide notice of an Event of Default and the action the Company has taken or proposes to take with respect to such Event of Default.

      If an Event of Default occurs, the holders of a majority of the principal amount of the Notes may declare the unpaid principal and accrued interest due and payable and such principal and interest will be due and payable immediately. If any Event of Default under (g) or (h) above occurs, the unpaid principal amount and accrued interest will become immediately due and payable without action by the holders of the Notes.


WARRANTS


      The Warrants are exercisable for 1,500,000 shares of Common Stock at an initial exercise price of $4.00 per share. The Warrants are exercisable until May 31, 1998 and all Warrants are still outstanding and have not been exercised. The anti-dilution provisions outlined in the above discussion of the Notes also apply to the Warrants. The $4.00 per share exercise price represents a premium to the market price of the Company's Common Stock at all times from February 28, 1995 through May 25, 1995. On May 25, 1995 the last sale price of the Company's Common Stock on NASDAQ was $3.5625.



           PROPOSAL TO APPROVE THE IRELAND AND TOMPKINS OPTION GRANTS
                           (PROPOSAL 4 ON PROXY CARD)


      On May 25, 1995, the Company's Board of Directors approved a grant of options to each of George R. Ireland and James B. Tompkins, subject to stockholder approval. The Company is seeking the approval of the Company's stockholders for the Ireland and Tompkins Option Grants in order to comply with the requirements of the Bylaws of the National Association of Securities Dealers, inc. (the "NASD Bylaws"). Messrs. Ireland and Tompkins are the two individuals designated by Lindner and approved by the Board of Directors to serve on the Board on an interim basis until the annual meeting. Each of Messrs. Ireland and Tompkins were granted options to purchase 100,000 shares of Common Stock at an exercise price of $4.50 per share. The last sale price of a share of Common Stock on NASDAQ on May 25, 1995 was $3.5625. All such options are immediately exercisable and expire May 24, 1998, 30 days after the holder ceases to be a director of the Company or one year after such holders death, whichever occurs first. Mr. Ireland and Mr. Tompkins are nominees to serve on the Board of Directors.

                  PROPOSAL TO APPROVE THE ERDAHL OPTION GRANT
                         (PROPOSAL 5 ON THE PROXY CARD)

      On August 16, 1995, the Company's Board of Directors approved a grant of options to Leland O. Erdahl, subject to stockholder approval. The Company is seeking the approval of the Company's stockholders for the Erdahl Option Grant in order to comply with the requirements of the NASD Bylaws. Mr. Erdahl was granted options to purchase 100,000 shares of Common Stock at an exercise price of $8.375 per share which was the fair market value of a share of Common Stock on August 16, 1995. Such options are immediately exercisable and expire on May 24, 1998, 30 days after Mr. Erdahl ceases to be a director of the Company or one year after his death, which occurs first. Mr. Erdahl is a nominee to serve on the Board of Directors.


                    PROPOSAL TO APPROVE THE BCSC APPLICATION
                           (PROPOSAL 6 ON PROXY CARD)


      The Company was originally incorporated under the laws of British Columbia, Canada on August 20, 1984, under the name September Resources Ltd.
As a British Columbia corporation, the Company's Common Stock was listed on the Vancouver Stock Exchange beginning December 18, 1987. On January 12, 1990, the Company voluntarily delisted the Common Stock from the Vancouver Stock Exchange.


      However, the Company is still required, under the laws of British Columbia, to make periodic reports to the British Columbia Securities Commission (the "BCSC"). In order to eliminate the additional costs of complying with the British Columbia securities law, the Company has made an application (the "BCSC Application") with the BCSC for an order that the Company no longer be required to make periodic reports to the BCSC. BCSC requires that the BCSC Application be approved by the Company's stockholders.

      Upon approval of the BCSC Application by the Company's stockholders and by the BCSC, the BCSC would issue such order and the Company would cease to be a reporting issuer under British Columbia law. The Company would still be subject to United States federal and state securities laws, and the Company's Common Stock would continue to be listed on the Nasdaq national market system.


                        PROPOSAL TO RATIFY THE SELECTION
                      OF ARTHUR ANDERSEN, LLP AS AUDITORS
                           (PROPOSAL 7 ON PROXY CARD)

      The Board of Directors voted to engage Arthur Andersen, LLP as independent accountants to audit the accounts and financial statements of the Company for the fiscal year ending December 31, 1995, and directed that such engagement be submitted to the stockholders of the Company for ratification.
In recommending ratification by the stockholders of such engagement, the Board of Directors is acting upon the recommendation of the Audit Committee, which has satisfied itself as to the firm's professional competence and standing. Although ratification by stockholders of the engagement of Arthur Andersen, LLP is not required by Delaware corporate law or the Company's Certificate of Incorporation or Bylaws, management feels a decision of this nature should be made with the consideration of the Company's stockholders. If stockholder approval is not received, management will reconsider the engagement.

      It is expected that one or more representatives of Arthur Andersen, LLP will be present at the Meeting and will be given the opportunity to make a statement if they so desire. It also is expected that the representatives will be available to respond to appropriate questions from the stockholders.


               BOARD OF DIRECTORS' RECOMMENDATIONS; VOTE REQUIRED


      The Board of Directors unanimously recommends a vote (i) FOR the election as director of each of the nominees named in the proxy, (ii) FOR the approval of the Stock Incentive Plan, (iii) FOR the approval of the Stock Issue Transaction, (iv) FOR the approval of the Ireland and Tompkins Option Grants,
(v) FOR the approval of the Erdahl Option Grant, (vi) FOR the approval of the BCSC Application, and (vii) FOR the ratification of the appointment of Arthur Andersen, LLP as independent auditors.


      The affirmative vote of the holders of (i) a plurality of the votes of the outstanding shares of Common Stock present at the Meeting, either in person or represented by proxy, is required to elect each nominee as a director and
(ii) a majority of the outstanding shares of Common Stock present at the Meeting, either in person or represented by proxy, is required to amend and restate the Employees' Plan, approve the Stock Issue Transaction, approve the Ireland and Tompkins Options Grants, approve the Erdahl Option Grant and approve the BCSC Application and to ratify the appointment of Arthur Andersen, LLP.

      The Board of Directors approved the Stock Issue Transaction because it considered the transaction to be in the best interests of the Company and all its stockholders. The loss of the $2,080,000 in cash between January 11 and January 20, 1995 rendered the Company insolvent, and its very survival was in doubt. Without a cash infusion the Company would have been unable to continue to employ its key employees, to pay trade creditors that were owed approximately $1.5 million and to continue to function as a going concern. The only offer for a cash infusion available to the Company was the offer of the Lindner Group, of which Lindner Fund, Inc. was already a substantial shareholder. The Board considered the terms of the loan to be reasonable under the circumstances. The conversion price of the Notes and the exercise price of the Warrants was at a reasonable premium to the then market price of the Common Stock, and, as a result, the potential ownership by the Lindner Group upon conversion and exercise was considered reasonable. The addition of two Board members designated by the Lindner Group strengthened the Board by adding two individuals whose expertise and experience supplemented that of the existing Board and helped distance the Company from its prior relationship with Oren L. Benton. The Board believed that all of the foregoing would enhance the value of the Company for the benefit of all stockholders.
For all of the foregoing reasons, the Board of Directors is recommending approval by the stockholders of the Stock Issue Transaction.



                     COST AND METHOD OF PROXY SOLICITATION

      The accompanying Proxy is being solicited on behalf of the Board of Directors of the Company. All expenses for soliciting Proxies, including the expense of preparing, printing and mailing the form of Proxy and the material used in the solicitation thereof, will be borne by the Company. In addition to the use of the mails, Proxies may be solicited by personal interview, telephone and telegram by directors and regular officers and employees of the Company. Such persons will receive no additional compensation for such services. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and the Company may reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.


              ANNUAL REPORTS AND CONSOLIDATED FINANCIAL STATEMENTS

      You are referred to the Company's annual report, including consolidated financial statements, for the year ended December 31, 1994, enclosed herewith for your information. The annual report is not incorporated in this Proxy Statement and is not to be considered part of the soliciting material.


                      DEADLINE FOR RECEIPT OF STOCKHOLDER
                       PROPOSALS FOR 1996 ANNUAL MEETING


      Any proposals that stockholders of the Company desire to have presented at the 1996 Annual Meeting of Stockholders must be received by the Company at its principal executive offices no later than March 10, 1996.

                        UNDERTAKING TO PROVIDE DOCUMENTS

      THE COMPANY WILL PROVIDE TO EACH PERSON TO WHOM A COPY OF THIS PROXY STATEMENT IS DELIVERED, UPON THE WRITTEN OR ORAL REQUEST OF ANY SUCH PERSON AND THE PAYMENT OF A REASONABLE FEE, A COPY OF ANY EXHIBIT TO THE COMPANY'S ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 17, 1995. WRITTEN REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO LAURA GREIG, URANIUM RESOURCES, INC., 12750 MERIT DRIVE, SUITE 1020, LB 12, DALLAS, TEXAS 75251, (214) 387-7777.


                                 MISCELLANEOUS

      The Board of Directors is not aware of any matter, other than the matters described above, to be presented for action at the Meeting. However, if any other business properly comes before the Meeting, the person or persons named in the enclosed form of proxy will vote the proxy in accordance with his or their best judgment on such matters.


DALLAS, TEXAS

November __, 1995

                                                                       EXHIBIT A

                            URANIUM RESOURCES, INC.,
                           1995 STOCK INCENTIVE PLAN




         1. General. This Stock Incentive Plan (the "Plan") provides eligible employees of Uranium Resources, Inc., (the "Company") with the opportunity to acquire or expand their equity interest in the Company by making available for purchase Common Shares, par value .001 per share, of the Company ("Common Shares"), through the granting of nontransferable options to purchase Common Shares ("Stock Options"). It is intended that key employees may be granted, simultaneously or from time to time, Stock Options that qualify as incentive stock options ("Incentive Stock Options") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or Stock Options that do not so qualify ("Non-qualified Stock Options"). No provision of the Plan is intended or shall be construed to grant employees alternative rights in any Incentive Stock Option granted under the Plan so as to prevent such Option from qualifying under Section 422 of the Code.



         2. Purpose of the Plan. The purpose of the Plan is to provide continuing incentives to key employees of the Company and of any subsidiary corporation of the Company, by encouraging such key employees to acquire new or additional share ownership in the Company, thereby increasing their proprietary interest in the Company's business and enhancing their personal interest in the Company's success.



         For purposes of the Plan, a "subsidiary corporation" consists of any corporation at least fifty percent (50%) of the stock of which is directly or indirectly owned or controlled by the Company.



         3. Effective Date of the Plan. The Plan shall become effective upon its adoption by the Board of Directors, subject to approval by holders of a majority of the outstanding shares of voting capital stock of the Company. If the Plan is not so approved within twelve (12) months after the date the Plan is adopted by the Board of Directors, the Plan and any grants made hereunder shall be null and void. However, if the Plan is so approved, no further shareholder approval shall be required with respect to the making of grants pursuant to the Plan, except as provided in Section 10 hereof.



         4. Administration of the Plan. The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company, or by any other committee selected by such Board of Directors by majority vote and composed of no fewer than two (2) members of such Board of Directors (the "Committee"). No person shall be appointed to the Committee who, during the one-year period immediately preceding such person's appointment to the Committee, has received any grants of Stock Options under the Plan or any similar stock option or stock incentive plan, other than a formula- based plan, maintained by the Company or any subsidiary corporation. A member of the Committee shall not be eligible to participate in this Plan while serving on the Committee.

         A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present (or acts unanimously approved in writing by the members of the Committee) shall constitute binding acts of the Committee.



         Subject to the terms and conditions of the Plan, the Committee shall be authorized and empowered:



         (a)     To select the key employees to whom grants may be made;



         (b) To determine the number of Common Shares to be covered by any Grant;



         (c) To prescribe the terms and conditions of any grants made under the Plan, and the form(s) and agreement(s) used in connection with such grants, which shall include agreements governing the granting of Stock Options;



         (d) To determine the time or times when Stock Options will be granted and when they will terminate in whole or in part;



         (e) To determine the time or times when Stock Options that are granted may be exercised;



         (f) To determine, at the time a Stock Option is granted under the Plan, whether such Option is an Incentive Stock Option entitled to the benefits of Section 422 of the Code; and



         (g) To establish any other Stock Option agreement provisions not inconsistent with the terms and conditions of the Plan or, where the Stock Option is an Incentive Stock Option, with the terms and conditions of Section 422 of the Code.



         5. Employees Eligible for Grants. Grants may be made from time to time to those key employees of the Company or a subsidiary corporation, who are designated by the Committee in its sole and exclusive discretion. Key employees may include, but shall not necessarily be limited to, members of the Board of Directors (excluding members of the Committee), and officers, of the Company and any subsidiary corporation; however, Stock Options intended to qualify as Incentive Stock Options shall only be granted to key employees while actually employed by the Company or a subsidiary corporation. The Committee may grant more than one Stock Option to the same key employee. No Stock Option shall be granted to any key employee during any period of time when such key employee is on a leave of absence.



         6. Shares Subject to the Plan. The shares to be issued pursuant to any Stock Option granted under the Plan shall be Common Shares. Either Common Shares held as treasury stock, or authorized and unissued Common Shares, or both, may be so issued, in such amount or amounts within the maximum limits of the Plan as the Board of Directors shall from time to time determine.



         Subject to the provisions of the next succeeding paragraph of this
Section 6 and the provisions of Section 7(h), the aggregate number of Common Shares that can be actually issued under the Plan shall be seven hundred fifty thousand (750,000) Common Shares.



         If, at any time subsequent to the date of adoption of the Plan by the Board of Directors, the number of Common Shares are increased or decreased, or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether as a result of a stock split, stock dividend, combination or exchange of shares, exchange for other securities, reclassification, reorganization, redesignation, merger, consolidation, recapitalization or otherwise): (i) there shall automatically be substituted for each Common Share subject to an unexercised Stock Option (in whole or in part) granted under the Plan, the number and kind of shares of stock or other securities into which each outstanding Common Share shall be changed or for which each such Common Share shall be exchanged; and (ii) the option price per Common Share or unit of securities shall be increased or decreased proportionately so that the aggregate purchase price for the securities subject to a Stock Option shall remain the same as immediately prior to such event. In addition to the foregoing, the Committee shall be entitled in the event of any such increase, decrease or exchange of Common Shares to make other adjustments to the securities subject to a Stock Option, the provisions of the Plan, and to any related Stock Option agreements (including adjustments which may provide for the elimination of fractional shares), where necessary to preserve the terms and conditions of any grants hereunder.



         7.      Stock Option Provisions.



         (a) General. The Committee may grant to key employees (also referred to as "optionees") nontransferable Stock Options that either qualify as Incentive Stock Options under Section 422 of the Code or do not so qualify. However, any Stock Option which is an Incentive Stock Option shall only be granted within 10 years from the earlier of (i) the date this Plan is adopted by the Board of Directors of the Company; or (ii) the date this Plan is approved by the shareholders of the Company.



         (b) Stock Option Price. The option price per Common Share which may be purchased under an Incentive Stock Option under the Plan shall be determined by the Committee at the time of Grant, but shall not be less than one hundred percent (100%) of the fair market value of a Common Share, determined as of the date such Option is granted; however, if a key employee to whom an Incentive Stock Option is granted is, at the time of the grant of such Option, an "owner," as defined in Section 422(b)(6) of the Code (modified as provided in Section 424(d) of the Code) of more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any subsidiary corporation (a "Substantial Shareholder"), the price per Common Share of such Option, as determined by the Committee, shall not be less than one hundred ten percent (110%) of the fair market value of a Common Share on the date such Option is granted. The option price per Common Share under each Stock Option granted pursuant to the Plan which is not an Incentive Stock Option shall be determined by the Committee at the time of Grant. Except as specifically provided above, the fair market value of a Common Share shall be determined in accordance with procedures to be established by the Committee. The day on which the Committee approves the granting of a Stock Option shall be considered the date on which such Option is granted.



         (c) Period of Stock Option. The Committee shall determine when each Stock Option is to expire. However, no Stock Option shall be exercisable for a period of more than ten (10) years from the date upon which such Option is granted. Further, no Incentive Stock Option granted to an employee who is a Substantial Shareholder at the time of the grant of such Option shall be exercisable after the expiration of (5) years from the date of grant of such Option.



         (d) Limitation on Exercise and Transfer of Stock Options. Only the key employee to whom a Stock Option is granted may exercise such Option, except where a guardian or other legal representative has been duly appointed for such employee, and except as otherwise provided in the case of such employee's death. No Stock Option granted hereunder shall be transferable by an optionee other than by will or the laws of descent and distribution. No Stock Option granted hereunder may be pledged or hypothecated, nor shall any such Option be subject to execution, attachment or similar process.



         (e) Employment, Holding Period Requirements For Certain Options. The Committee may condition any Stock Option granted hereunder upon the continued employment of the optionee by the Company or by a subsidiary corporation, and may make any such Stock Option immediately exercisable. However, the Committee will require that, from and after the date of grant of any Incentive Stock Option granted hereunder until the day three (3) months prior to the date such Option is exercised, such optionee must be an employee of the Company or of a subsidiary corporation, but always subject to the right of the Company or any such subsidiary corporation to terminate such optionee's employment during such period. Each Stock Option shall be subject to such additional restrictions as to the time and method of exercise as shall be prescribed by the Committee. Upon completion of such requirements, if any, a Stock Option or the appropriate portion thereof may be exercised in whole or in part from time to time during the option period; however, such exercise right(s) shall be limited to whole shares.



         (f) Payment for Stock Option Price. A Stock Option shall be exercised by an optionee giving written notice to the Company of his intention to exercise the same, accompanied by full payment of the purchase price in cash or by check, or, with the consent of the Committee, in whole or in part with a promissory note or with a surrender of Common Shares having a fair market value on the date of exercise equal to that portion of the purchase price for which payment in cash or check is not made. The Committee may, in its sole discretion, approve other methods of exercise for a Stock Option or payment of the option price, provided that no such method shall cause any option granted under the Plan as an Incentive Stock Option to not qualify under Section 422 of the Code, or cause any Common Share issued in connection with the exercise of an option not to be a fully paid and non-assessable Common Share.



         (g) Certain Reissuances of Stock Options. To the extent Common Shares are surrendered by an optionee in connection with the exercise of a Stock Option in accordance with Section 7(f), the Committee may in its sole discretion grant new Stock Options to such optionee (to the extent Common Shares remain available for grants), subject to the following terms and conditions:



                 (i) The number of Common Shares shall be equal to the number of Common Shares being surrendered by the optionee;



                (ii) The option price per Common Share shall be equal to the fair market value of Common Shares, determined on the date of exercise of the Stock Options whose exercise caused such Grant; and



               (iii) The terms and conditions of such Stock Options shall in all other respects replicate such terms and conditions of the Stock Options whose exercise caused such Grant, except to the extent such terms and conditions are determined to not be wholly consistent with the general provisions of this Section 7, or in conflict with the remaining provisions of this Plan.



                 (h) Cancellation and Replacement of Stock Options and Related Rights. The Committee may at any time or from time to time permit the voluntary surrender by an optionee who is the holder of any outstanding Stock Options under the Plan, where such surrender is conditioned upon the granting to such optionee of new Stock Options for such number of shares as the Committee shall determine, or may require such a voluntary surrender as a condition precedent to the grant of new Stock Options. The Committee shall determine the terms and conditions of new Stock Options, including the prices at and periods during which they may be exercised, in accordance with the provisions of this Plan, all or any of which may differ from the terms and conditions of the Stock Options surrendered. Any such new Stock Options shall be subject to all the relevant provisions of this Plan. The Common Shares subject to any Stock Option so surrendered, shall no longer be charged against the limitation provided in Section 6 of this Plan and may again become shares subject to the Plan. The granting of new Stock Options in connection with the surrender of outstanding Stock Options under this Plan shall be considered for the purposes of the Plan as the granting of new Stock Options and not an alteration, amendment or modification of the Plan or of the Stock Options being surrendered.

                 (i) Limitation on Exercisable Incentive Stock Options. The aggregate fair market value of the Common Shares first becoming subject to exercise as Incentive Stock Options by a key employee during any given calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). Such aggregate fair market value shall be determined as of the date such Option is granted, taking into account, in the order in which granted, any other incentive stock options granted by the Company, or by a parent or subsidiary thereof.



                 8. Termination of Employment. If a key employee ceases to be an employee of the Company and every subsidiary corporation, for a reason other than death, retirement, or permanent and total disability, his Stock Options shall, unless extended by the Committee on or before his date of termination of employment, terminate on the effective date of such termination of employment. Neither the key employee nor any other person shall have any right after such date to exercise all or any part of his Stock Options.



                 If termination of employment is due to death or permanent and total disability, then outstanding Stock Options may be exercised within the one (1) year period ending on the anniversary of such death or permanent and total disability. In the case of death, such outstanding Stock Options shall be exercised by such key employee's estate, or the person designated by such key employee by will, or as otherwise designated by the laws of descent and distribution. Notwithstanding the foregoing, in no event shall any Stock Option be exercisable after the expiration of the option period, and in the case of exercises made after a key employee's death, not to any greater extent than the key employee would have been entitled to exercise such Option at the time of his death.



                 Subject to the discretion of the Committee, in the event a key employee terminates employment with the Company and all subsidiary corporations because of normal or early retirement, any then-outstanding Stock Options held by such key employee shall lapse at the earlier of the end of the term of such Stock Option or three (3) months after such retirement or permanent and total disability.



                 In the event an employee of the Company or one of its subsidiary corporations is granted a leave of absence by the Company or such subsidiary corporation to enter military service or because of sickness, his employment with the Company or such subsidiary corporation shall not be considered terminated, and he shall be deemed an employee of the Company or such subsidiary corporation during such leave of absence or any extension thereof granted by the Company or such subsidiary corporation.



                 9. Change of Control. Upon the occurrence of a Change of Control (as defined below), notwithstanding any other provisions hereof or of any agreement to the contrary, all Stock Options granted under this Plan shall become immediately exercisable in full.

                 For purposes of this Plan, a Change of Control shall be deemed to have occurred if: (i) a tender offer shall be made and consummated for the ownership of 25% or more of the outstanding voting securities of the Company;
(ii) the Company shall be merged or consolidated with another corporation and, as a result of such merger or consolidation, less than 75% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the former shareholders of the Company as the same shall have existed immediately prior to such merger or consolidation; or (iii) the Company shall sell substantially all of its assets to another corporation which is not a wholly owned subsidiary; or (iv) a person, within the meaning of Section 3(a)(9) or of Section 13(d)(3) (as in effect on the date hereof) of the Exchange Act, shall acquire, other than by reason of inheritance, fifty-one percent (51%) or more of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of record). In making any such determination, transfers made by a person to an affiliate of such person (as determined by the Board of Directors of the Company), whether by gift, devise or otherwise, shall not be taken into account. For purposes of this Plan, ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(1)(i) as in effect on the date hereof pursuant to the Exchange Act.



                 Notwithstanding the provisions of subparagraph (iv) of this
Section 9, "person" is used in that subparagraph shall not include any holder who was the beneficial owner of more than ten percent (10%) of the voting securities of the Company on the date the Plan was adopted by the Board of Directors.



                 10. Amendments to Plan. The Committee is authorized to interpret this Plan and from time to time adopt any rules and regulations for carrying out this Plan that it may deem advisable. Subject to the approval of the Board of Directors of the Company, the Committee may at any time amend, modify, suspend or terminate this Plan. In no event, however, without the approval of shareholders, shall any action of the Committee or the Board of Directors result in:



                 (a) Materially amending, modifying or altering the eligibility requirements provided in Section 5 hereof; or



                 (b) Materially increasing, except as provided in Section 6 hereof, the maximum number of shares subject to Stock Options;



except to conform this Plan and any agreements made hereunder to changes in the Code or governing law.



                 11. Investment Representation, Approvals and Listing. The Committee may, if it deems appropriate, condition its grant of any Stock Option hereunder upon receipt of the following investment representation from the optionee:

         "I agree that any Common Shares of Uranium Resources, Inc., which I may acquire by virtue of this Stock Option shall be acquired for investment purposes only and not with a view to distribution or resale, and may not be transferred, sold, assigned, pledged, hypothecated or otherwise disposed of by me unless (i) a registration statement or post-effective amendment to a registration statement under the Securities Act of 1933, as amended, with respect to said Common Shares has become effective so as to permit the sale or other disposition of said shares by me; or (ii) there is presented to Uranium Resources, Inc., an opinion of counsel satisfactory to Uranium Resources, Inc., to the effect that the sale or other proposed disposition of said Common Shares by me may lawfully be made otherwise than pursuant to an effective registration statement or post-effective amendment to a registration statement relating to the said shares under the Securities Act of 1933, as amended."



                 The Company shall not be required to issue any certificate or certificates for Common Shares upon the exercise of any Stock Option granted under this Plan prior to (i) the obtaining of any approval from any governmental agency which the Committee shall, in its sole discretion, determine to be necessary or advisable; (ii) the admission of such shares to listing on any national securities exchange on which the Common Shares may be listed; (iii) the completion of any registration or other qualifications of the Common Shares under any state or federal law or ruling or regulations of any governmental body which the Committee shall, in its sole discretion, determine to be necessary or advisable or the determination by the Committee, in its sole discretion, that any registration or other qualification of the Common Shares is not necessary or advisable; and (iv) the obtaining of an investment representation from the optionee in the form stated above or in such other form as the Committee, in its sole discretion, shall determine to be adequate.



                 12. General Provisions. The form and substance of Stock Option agreements made hereunder, whether granted at the same or different times, need not be identical. Nothing in this Plan or in any agreement shall confer upon any employee any right to continue in the employ of the Company or any of its subsidiary corporations, to be entitled to any remuneration or benefits not set forth in this Plan or such Grant, or to interfere with or limit the right of the Company or any subsidiary corporation to terminate his employment at any time, with or without cause. Nothing contained in this Plan or in any Stock Option agreement shall be construed as entitling any optionee to any rights of a shareholder as a result of the grant of a Stock Option, until such time as Common Shares are actually issued to such optionee pursuant to the exercise of such Option. This Plan may be assumed by the successors and assigns of the Company. The liability of the Company under this Plan and any sale made hereunder is limited to the obligations set forth herein with respect to such sale and no term or provision of this Plan shall be construed to impose any liability on the Company in favor of any employee with respect to any loss, cost or expense which the employee may incur in connection with or arising out of any transaction in connection with this Plan. The cash proceeds received by the Company from the issuance of Common Shares pursuant to this Plan will be used for general corporate purposes. The expense of administering this Plan shall be borne by the Company. The captions and section numbers appearing in this Plan are inserted only as a matter of convenience. They do not define, limit, construe or describe the scope or intent of the provisions of this Plan.



                 13. Termination of This Plan. This Plan shall terminate on November ___, 2005, and thereafter no Stock Options shall be granted hereunder. All Stock Options and outstanding at the time of termination of this Plan shall continue in full force and effect according to their terms and the terms and conditions of this Plan.

                            URANIUM RESOURCES, INC.


                    PROXY FOR ANNUAL MEETING OF STOCKHOLDER


                       TO BE HELD ON DECEMBER 19, 1995


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



         The undersigned stockholder of Uranium Resources, Inc. (the "Company") hereby constitutes and appoints Paul K. Willmott, George R. Ireland, James B. Tompkins and Leland O. Erdahl, or any of them acting singly, each with the power of substitution as attorneys and proxies to vote all of the shares which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the offices of Baker & Hostetler, 303 East 17th Avenue, Suite 1100, Denver, Colorado 80203 on Tuesday, December 19, 1995, at 8:00 a.m., local time, and at any and all adjournments thereof, with the same force and effect as if the undersigned were personally present, and the undersigned hereby instructs the above-named Attorneys and Proxies to vote as follows:



1. ELECTION OF DIRECTORS. The following four persons have been nominated to serve on the Company's Board of Directors: Paul K. Willmott, George R. Ireland, James B. Tompkins and Leland O. Erdahl. George R. Ireland and James B. Tompkins, two of the nominees, are the designees of Lindner Investments (on behalf of its Lindner Bulwark Fund) and Lindner Dividend Fund, Inc. (together hereinafter referred to as "Lindner"). Pursuant to an agreement with Lindner, discussed in the accompanying Proxy Statement, the Company has agreed to nominate two designees of Lindner.


         / /  FOR all nominees listed above      / /   WITHHOLD AUTHORITY
                                                       to vote for all nominees
                                                       listed above

         (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY ONE OR MORE INDIVIDUAL NOMINEES, WRITE THE NAME OF EACH SUCH NOMINEE IN THE SPACE PROVIDED BELOW.)



2. 1995 STOCK INCENTIVE PLAN. Proposal to approve the adoption of the Company's 1995 Stock Incentive Plan:


         / /  FOR                    / /  AGAINST                / /  ABSTAIN


                                     (OVER)

3. STOCK ISSUE TRANSACTION. Proposal to approve the issuance of up to 3,000,000 shares of the Company's Common Stock, $0.001 par value per share, issuable upon conversion of 6.5% secured convertible notes and exercise of warrants currently held by Lindner Investments and Lindner Dividend Fund, Inc. If the notes are fully converted and the warrants fully exercised, the Lindner Group would own beneficially 34.8% of the outstanding Common Stock of the Company. The Lindner Group may be deemed a controlling stockholder of the Company.


         / /  FOR                    / /  AGAINST                / /  ABSTAIN

4. OPTION GRANTS. Proposal to approve the grant of options to purchase 100,000 shares of the Company's Common Stock to each of George R. Ireland, James B. Tompkins and Leland O. Erdahl:

         / /  FOR                    / /  AGAINST                / /  ABSTAIN

5. BCSC APPLICATION. Proposal to approve an application for an order of the British Columbia Securities Commission (the "BCSC") that the Company no longer be required to make periodic reports to the BCSC:

         / /  FOR                    / /  AGAINST                / /  ABSTAIN

6. RATIFICATION OF ARTHUR ANDERSEN. Proposal to ratify the selection of Arthur Andersen, LLP, independent accountants, as the independent auditors of the Company for the fiscal year ending December 31, 1995:

         / /  FOR                    / /  AGAINST                / /  ABSTAIN

7. OTHER BUSINESS. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment of adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES SET FORTH IN PROPOSAL 1 AND FOR PROPOSALS 2, 3, 4, 5 and 6.

                              DATED:______________________________________, 1995

                              __________________________________________________
                              (Signature)

                              __________________________________________________
                              (Signature)

                              NOTE: Please sign exactly as your name or names appear on this card. Joint owners should each sign personally. When signing as attorney, executor, administrator, personal representative, trustee or guardian, please give your full title as such. For a corporation or a partnership, please sign in the full corporate name by the President or other authorized officer or the full partnership name by an authorized person, as the case may be. (Please mark, sign, date, and return this proxy in the enclosed envelope.)